Exhibit 10.24

STOCK RESTRICTION AND MANAGEMENT AGREEMENT

AMONG

PAUL I. DETWILER, JR.,

DONALD L. DETWILER AND

NEW ENTERPRISE STONE & LIME CO., INC.

Dated:  March 1, 1990

i

	1.42.	“Qualified Transferee”		5
	1.43.	“Recognized Transferees”		5
	1.44.	“Remaining Stockholders”		5
	1.45.	“Remaining Voting Stockholder”		5
	1.46.	“Remaining Non-Voting Stockholder”		5
	1.47.	“Replacement”		5
	1.48.	“Retirement”		5
	1.49.	“Stockholder”		5
	1.50.	“Trade Secret”		5
	1.51.	“Trust Agreement”		5
	1.52.	“Voting Stock”		5
	1.53.	“Voting Trust”		6

2.	RESTRICTIONS ON TRANSFER			6

	2.1.	Restriction on Voluntary Transfer		6
	2.2.	Offer by the Stockholder		6
	2.3.	Stock to Which Offer Relates		6

3.	OTHER EVENTS TRIGGERING TRANSFERS			7

	3.1.	Transfer by Operation of Law		7
	3.2.	Cessation of Employment in Certain Cases. i		7
	3.3.	Permanent Disability or Death of Stockholder		7
	3.4.	Put Options		8

		3.4.1.	Put Option By Stockholder in the Event of Discharge Without Cause	8
		3.4.2.	Tenth Anniversary Put	9
		3.4.3.	Put of Allowed Portion of Voting Stock	9
		3.4.4.	Rights Of Remaining Stockholders	9
		3.4.5.	Election to Apply Section 5.1 or 5.2	9

4.	PERMITTED TRANSFERS			9

	4.1.	Transfer to Spouse, Lineal Descendants or Trusts		9
	4.2.	Transferor to Trust Treated as Owner		10

5.	PRICE AND TERMS			10

	5.1.	Terms and Conditions for Sale of An Allowed Portion of Stock		10

		5.1.1.	Price	10
		5.1.2.	Net Worth	10
		5.1.3.	Earnings Per Share	11

	5.2.	Terms and Conditions For Sale of All Common Stock		11
	5.3.	Payment		11
	5.4.	Insurance		11

6.	PROCEDURES			12

	6.1.	Acceptance of Offer		12

		6.1.1.	The Company	12
		6.1.2.	Remaining Stockholders	13
		6.1.1.	Exercise	13

	6.2.	Release from Restriction		14

		6.2.1.	Free Transfer Period	14
		6.2.1.	Public Offering	15

	6.3.	Conditions of Release from Restriction		15

		6.3.1.	More Favorable Transfer Requires Re-Offer	15
		6.3.2.	Pledge or Encumbrance	15

	6.4.	Nonrecognition of Certain Transfers; Additional Capital Stock		16

		6.4.1.	Agreement to be Bound	16
		6.4.1.	Transfer Not in Accord with this Agreement	16
		6.4.1.	Additional Capital Stock of the Company	16

	6.1.	Necessary Documents		17
	6.2.	No Sale to Competitor		17

7.	MANAGEMENT MATTERS			17

	7.1.	Management Policies and Resolution of Management Disputes		17

		7.1.1.	Selection of Voting Directors	17
		7.1.1.	Selection of Emeritus Directors	18
		7.1.1.	Designated Directors	18

	7.2.	Co-involvement and Management Disputes		18
	7.3.	Cash Flow Controls and Maximizing ROI		19
	7.4.	Establishing Specific Corporate Policies		19

		7.4.1.	Management Evaluations	19
		7.4.2.	Other Policies	19

	7.5.	The Board of Directors		19

8.	MISCELLANEOUS MATTERS			20

	8.1.	Arbitration		20
	8.2.	Endorsement on Stock Certificates		21
	8.3.	Covenant Not to Compete		21

	8.3.1.	During Employment	21
	8.3.2.	After Termination of Employment or Sale of Stock	21
	8.3.3.	Modification for Enforceability	21

8.4.	Specific Performance		21
8.5.	Liquidation of Corporation		22
8.6.	Stockholder Wills		22
8.7.	Notices		22
8.8.	Time Periods		22
8.9.	Successors and Assigns		23
8.10.	Titles Not to Affect Interpretation		23
8.11.	Invalid Provision		23
8.12.	Governing Law		23
8.13.	Subordination		23
8.14.	Modification		23

STOCK RESTRICTION AND MANAGEMENT AGREEMENT

This STOCK RESTRICTION AND MANAGEMENT AGREEMENT dated as of March 1, 1990 is among PAUL I. DETWILER, JR., a resident of the Commonwealth of Pennsylvania , DONALD L. DETWILER, a resident of the Commonwealth of Pennsylvania, and NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation.

BACKGROUND

The Company has purchased certain shares of capital stock and undertaken a recapitalization of its remaining shares of capital stock.  The Company currently has authorized two classes of capital stock: (a) Common Stock, $1.00 par value, which is divided into two different series, one of which is voting Common Stock and the other of which is non-voting Common Stock; and (b) Preferred Stock, $100 par value.

Paul I. Detwiler, Jr. currently is the record owner of 10,250 shares of the Company’s voting Common Stock and 157,645 shares of the Company’s non-voting Common Stock, and Donald L. Detwiler currently is the record owner of 10,250 shares of the Company’s voting Common Stock and 101,680 shares of the Company’s non-voting Common Stock.  The Stockholders do not own any shares of Preferred Stock.

The Stockholders and the Company have agreed that it would be in their respective best interests to set forth in writing the restrictions on the transfer of the shares of Common Stock and the obligations relating to the disposition of the shares of Common Stock which each will have to the other, as well as certain rights that each of the Stockholders will have in the management and operation of the Company.

NOW, THEREFORE, intending to be legally bound hereby, the Stockholders and the Company agree as follows:

1.                                      DEFINITIONS.

The following terms shall have the meanings ascribed to them when used in this Agreement:

1.1.          “Allowed Portion of Non-Voting Stock” shall mean an amount of a Stockholder’s Non-Voting Stock which, when added to all other transfers of Non-Voting Stock by such Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights)), is not more than twenty percent (20%) of the amount of Non-Voting Stock held by such Stockholder on the date hereof.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

1.2.          “Allowed Portion of Stock” shall mean either an Allowed Portion of Voting Stock or an Allowed Portion of Non-Voting Stock.

1.3.          “Allowed Portion of Voting Stock” shall mean an amount of a Stockholder’s Voting Stock which, when added to all other transfers of Voting Stock by such Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights)), is not more than twenty percent (20%) of the amount of Voting Stock held by such Stockholder on the date hereof.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

1.4.          “Applicable Federal Rate” shall mean the lowest applicable federal rate as determined under section 1274(d) of the Code.

1.5.          “Appraisal” shall mean the valuation of the Common Stock conducted by an appraiser as required by Section 5.2 of this Agreement.

1.6.          “Appraiser” shall mean the appraiser performing the Appraisal, which appraiser shall be selected by agreement of the Stockholders; provided that if the Stockholders are unable to agree, the appraiser shall be selected by members of the Board of Directors of the Company.

1.7.          “Certified Statements” shall mean the certified financial statements of the Company prepared by the Independent Accountants.

1.8.          “Closing” shall mean the actual transfer of shares of Common Stock by the Stockholder to the Company or the Remaining Stockholders, as the case may be.

1.9.          “Closing Date” shall mean the date of Closing.

1.10.        “Common Stock” shall mean the Company’s common stock, $1.00 par value per share, which is issued and outstanding.

1.11.        “Company” shall mean New Enterprise Stone & Lime Co., Inc., a Delaware corporation.

1.12.        “Competitor” shall mean any person or entity conducting a commercial enterprise engaged in business operations which compete directly or indirectly with the Company.

1.13.        “Customer” shall mean any person, division or unit of a business enterprise, or unit of a government agency, with whom or which, at the time of termination of a Stockholder’s employment by Company, Company has a contract, or is negotiating for a contract, or has submitted a bid which has not yet been accepted or rejected, or is preparing a bid to be submitted.

1.14.        “Designated Directors” shall mean those directors of the Company designated by each Stockholder to fulfill the functions set forth in Section 7.1.3. of this Agreement after the death of a Stockholder.  Each Stockholder shall designate the same number of directors, but not less than three (3) to serve as his Designated Directors.

1.15.        “Discharge For Cause” shall mean termination of a Stockholder’s employment by the Company if such Stockholder has been convicted of a crime or has participated in, benefitted from, or not acted to prevent, a known fraud against the Company or if, in the Board of Directors’ opinion, such Stockholder’s conduct as an employee has evidenced a repeated willful failure or refusal to perform those functions necessary or desirable for the efficient operation of the Company’s business activities or to develop and promote the business opportunities of the Company.

1.16.        “Discharge Without Cause” shall mean a termination of a Stockholder’s employment by the Company other than for Permanent Disability, Retirement or death, and other than for Discharge for Cause.

1.17.        “Earnings Per Share” shall have the meaning set forth in Section 5.1.3 of this Agreement.

1.18.        “Employment Qualification” shall mean, with respect to any transferee of shares of Common Stock pursuant to this Agreement, a requirement that the transferee, or the spouse of the transferee (or, if applicable, the beneficiary of a trust which is a transferee hereunder, or the spouse of any such beneficiary), be, and have been for the immediately preceding two (2) years, active in the management of the Company as of the time of the transfer.

1.19.        “Free Transfer Period” shall mean the sixty (60) day period following the expiration of the time provided in Section 6.2.1 of this Agreement for election to purchase by Remaining Stockholders, except as otherwise expressly provided in this Agreement.

1.20.        “Fully Electing Remaining Stockholder” shall mean a Remaining Stockholder who has elected to purchase the full portion of share of Offered Voting Stock and Offered Non-Voting Stock available to him pursuant to Section 6.1.2 of this Agreement.

1.21.        “Independent Accountants” shall mean the independent accountants engaged by the Company to audit the Company’s books and records.

1.22.        “Independent Committee” shall mean a committee established by the Company’s Board of Directors which will consist of not less than four (4) directors (but in no event will it be an odd number of directors), none of whom will be stockholders or officers or employees of the Company.  The members of the Independent Committee will be appointed by the Board and will consist of at least two (2) directors who were originally nominated by a Stockholder (or his Recognized Transferee(s)) and an equal number of directors who were originally nominated by the other Stockholder (or his Recognized Transferee(s)) pursuant to Section 7.1 of this Agreement.

1.23.        “Irreconcilable Dispute” shall mean a dispute which arises between the Stockholders with respect to any matter requiring the decision of the Stockholders in their capacities as holders of the Company’s Voting Stock, which dispute, if unresolved, is reasonably anticipated to have a material adverse effect upon the business, operations, properties or assets of the Company, and which dispute the Stockholders have attempted to resolve between themselves unsuccessfully.

1.24.        “Mental Disability” shall mean a Permanent Disability affecting a Stockholder’s mental capacity but not his physical capacity.

1.25.        “Net Worth” shall have the meaning set forth in Section 4.2 of this Agreement.

1.26.        “Nominees” shall mean the nominees for the position of director nominated by the Stockholders pursuant to Section 7.1 of this Agreement.

1.27.        “Non-Voting Stock” shall mean all shares of non-voting Common Stock, whether now owned or hereafter acquired.

1.28.        “Offer” shall mean the offer made pursuant to Section 2 of this Agreement.

1.29.        “Offer Notice” shall mean the notice of an Offer required to be made by Section 2.2 of this Agreement.

1.30.        “Offered Stock” shall mean the shares of Common Stock which are the subject of an Offer, and shall include, for purposes of Section 6.1 of this Agreement (relating to acceptance of the Offer) shares of Common Stock which are the subject of a Put Notice.

1.31.        “Offered Voting Stock” shall mean shares of Offered Stock which are shares of Voting Stock.

1.32.        “Offered Non-Voting Stock” shall mean shares of Offered Stock which are shares of Non-Voting Stock.

1.33.        “Offering Date” shall mean, unless otherwise specified in this Agreement, the date on which communication of an Offer, in the form of an Offer Notice or otherwise, is received by the Company.

1.34.        “Permanent Disability” shall mean a physical or mental incapacity, certified by a licensed physician of the Company’s choice, which prevents a Stockholder from carrying out the full-time employment of the Stockholder with the Company for a period of one hundred eighty (180) consecutive days or a total of two hundred seventy (270) days within any three hundred sixty-five (365) day period.

1.35.        “Permitted Transferee” shall mean any of the spouse or lineal descendants of a Stockholder.

1.36.        “Preferred Stock” shall mean the Company’s preferred stock, $100 par value per share, which is issued and outstanding.

1.37.        “Prime Rate” shall mean the rate of interest publicly announced by The Philadelphia National Bank as its prime rate, as in effect from time to time.

1.38.        “Prohibited Action” shall mean any action referred to in Section 8.3.1 of this Agreement.

1.39.        “Purchaser” shall mean the Company or the Remaining Stockholders, or both the Company and the Remaining Stockholders, as applicable, to the extent such entity or person (s) is a purchaser of shares of stock pursuant to this Agreement.

1.40.        “Put Notice” shall mean a written notice from a Stockholder to the Company that the Stockholder is exercising his rights under any of the provisions of Section 3.4 of this Agreement (relating to certain put rights).

1.41.        “Put Shares” shall mean shares of Common Stock which are the subject of a Put Notice.

1.42.        “Qualified Transferee” shall mean any Permitted Transferee who (or whose spouse) satisfies the Employment Qualification, or a trust created for the benefit of such a Permitted Transferee.

1.43.        “Recognized Transferees” shall mean transferees of Voting Stock, whether individuals or trusts, the transfer to whom, or to which, was recognized by the Company under the terms of this Agreement.

1.44.        “Remaining Stockholders” shall mean the holders of shares of the Company’s issued and outstanding capital stock, whether Common Stock, Preferred Stock or other class of the Company’s capital stock which may hereafter be authorized, other than the Stockholder making or deemed to make an Offer.

1.45.        “Remaining Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Voting Stock.

1.46.        “Remaining Non-Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Non-Voting Stock.

1.47.        “Replacement” shall mean the replacement for a Nominee who has resigned, been removed, or otherwise become unable to serve as a director.

1.48.        “Retirement” shall mean a Stockholder’s voluntary termination of employment with the Company for a reason other than Permanent Disability or other employment, at age 65 or other age established under Company policies as the retirement age for executives of the Company.

1.49.        “Stockholder” shall mean either Donald L. Detwiler or Paul I. Detwiler, Jr., and “Stockholders” shall mean both such individuals.

1.50.        “Trade Secret” shall mean any proprietary right of Company in any product, method or procedure whether or not such product, method or procedure is patented, trademarked or copyrighted.

1.51.        “Trust Agreement” shall mean a Voting Trust Agreement in the form of Exhibit A to this Agreement.

1.52.        “Voting Stock” shall mean all shares of voting Common Stock, whether now owned or hereafter acquired.

1.53.                        “Voting Trust” shall mean a voting trust established under a Trust Agreement which trust shall (i) be created under Pennsylvania law; (ii) have a term of not less than ten (10) years; (iii) provide for the issuance of one or more trust certificates to the Permitted Transferee(s) on whose behalf the trust is created, which certificates shall represent the Permitted Transferee’s economic participation in the Company represented by the shares of Voting Stock deposited in the trust; and (iv) have as trustee either (x) a non-disabled Stockholder or (y) any Qualified Transferee of a disabled or deceased Stockholder to whom such Stockholder could have transferred such Voting Stock pursuant to Section 4 of this Agreement (taking into account, for purposes of this clause (y), the Employment Qualification).

2.                                      RESTRICTIONS ON TRANSFER

2.1.                              Restriction on Voluntary Transfer.

Except as otherwise provided in this Agreement, no Stockholder may transfer (whether by sale, gift or otherwise), pledge or encumber any of his shares of Common Stock unless such Stockholder has first made an offer, in the order and manner set forth in this Agreement, to sell either (A) all of his shares of Common Stock or (B) an Allowed Portion of Stock (but in no event less than the shares of Common Stock proposed to be so transferred, pledged or encumbered by the Stockholder), to the Company and to the Remaining Stockholders of the Company, and the Offer has not been accepted in the manner set forth in this Agreement.

2.2.                              Offer by the Stockholder.

An Offer Notice will be communicated to the Company and to the Remaining Stockholders concurrently and will consist of (a) an offer by a Stockholder to sell, in accordance with the provisions of this Agreement, either all of his shares of Common Stock or an Allowed Portion of Stock, but in no event less than the number of shares identified pursuant to clause (c) of this Section 2.2; (b) a statement of the Stockholder’s bona fide intention to transfer, pledge or encumber, as the case may be, any or all of his shares of Common Stock and the identity and address of the prospective record and beneficial transferees, pledgees or lienors; (c) the number of the shares of Common Stock involved in the proposed transfer, pledge or encumbrance and whether such shares are Voting Stock or Non-Voting Stock; and (d) the terms of the proposed transfer, pledge or encumbrance, including, without limitation, any financing arrangements then known to the Stockholder.

2.3.                              Stock to Which Offer Relates.

If a Stockholder proposes to transfer, pledge or encumber an Allowed Portion of Stock, the Offer made by such Stockholder pursuant to Section 2 of this Agreement shall relate only to those shares of Voting Stock or Non-Voting Stock, or both, as applicable, proposed to be transferred, pledged or encumbered at such time.  If a Stockholder proposes to transfer, pledge or encumber either (a) an amount of his Voting Stock which exceeds an Allowed Portion of Voting Stock, or (b) an amount of his Non-Voting Stock which exceeds an Allowed Portion of Non-Voting Stock, the Offer shall relate to all shares of Common Stock then held by such Stockholder.

3.                                      OTHER EVENTS TRIGGERING TRANSFERS

3.1.                              Transfer by Operation of Law.

If any Stockholder makes a general assignment for the benefit of creditors, is adjudged a bankrupt, becomes insolvent or in any manner transfers by operation of law (other than as a result of death or any merger or consolidation to which the Company is a party) shares of Common Stock, or any part thereof, such Stockholder will be deemed thereby to have made the Offer to sell all of his shares of Common Stock in accordance with the provisions of Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of written notice of any such assignment, adjudgment, insolvency or transfer.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Stockholder’s shares of Common Stock, and the Remaining Stockholders do not purchase all of such unpurchased shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate, subject to applicable legal restraints.  Upon subsequent acceptance of the Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

3.2.                              Cessation of Employment in Certain Cases. i

If a Stockholder is Discharged For Cause or voluntarily terminates his employment with the Company (or otherwise ceases, to be a full-time employee of the Company for a reason other than Retirement, Permanent Disability, death or Discharge Without Cause), the Stockholder will be deemed thereby to have made an Offer to sell all of his Common Stock in accordance with Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of notice of such cessation of employment.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Stockholder’s shares of Common Stock, and the Remaining Stockholders do not purchase all of such shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate.  Upon subsequent acceptance of the Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

3.3.                              Permanent Disability or Death of Stockholder.

3.3.1.       Upon the Permanent Disability or death of a Stockholder, except as specifically provided in Section 3.3.3 hereof, such Stockholder or the personal representative of such Stockholder, whether or not properly qualified, shall sell all of his shares of Common Stock to the Company, and the Company shall purchase all of his shares of Common Stock, all in accordance with the terms of this Agreement as if an Offer were made.  Upon the death of such

Stockholder, should any or all of his shares of Common Stock be transferred by operation of law to any of the heirs of such Stockholder, the personal representative of such Stockholder, whether or not properly qualified, shall be deemed to have made the Offer in accordance with the terms of this Agreement on behalf of such heirs.  In the event of such death or Permanent Disability, the Offering Date will be deemed to be the date of receipt of written notice of the occurrence of such event by the Company.

3.3.2.       In the event an Offer is deemed made pursuant to Section 3.3.1 of this Agreement and the Company is unable to purchase the shares of Offered Stock because of a legal or contractual impediment as provided in Section 6.1.1 hereof, then after the Free Transfer Period, the Company’s obligation to purchase such shares shall be continuing and the Company shall notify the Stockholder or personal representative, and shall purchase such shares, as soon as practicable after it is relieved of the legal or contractual impediment which prevented it from purchasing such shares.  Upon any such subsequent purchase, the Offering Date will be deemed to be the date the Company notifies the Stockholder or personal representative of its ability to purchase due to relief from the legal or contractual impediment.

3.3.3.       Notwithstanding Section 3.3.1 and any other provisions of this Agreement to the contrary, upon the Permanent Disability or death of any Stockholder, such Stockholder or his properly qualified personal representative may transfer (A) any Non-Voting Stock to any Permitted Transferee, or a trust created for the benefit of a Permitted Transferee; and (B) any Voting Stock to any Permitted Transferee or any trust for the benefit of a Permitted Transferee, provided that, if such Permitted Transferee of Voting Stock, who receives such shares or who is the beneficiary of any such trust, is not also a Qualified Transferee at the time of the transfer, such shares of Voting Stock shall be subject to a Voting Trust for the benefit of the Permitted Transferee.  The transfer to any such Permitted Transferee or trust (whether holding shares of Common Stock or voting trust certificates) shall not be recognized unless, prior thereto,, the Permitted Transferee (or trustee of a trust for the benefit of the Permitted Transferee) has executed and delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of Exhibit B to this Agreement.

3.3.4.       In the event that shares of Voting Stock are subject to a Voting Trust for the benefit of a Permitted Transferee as provided in Section 3.3.3, and such shares were not otherwise transferred to a trust for the benefit of a Permitted Transferee, then the shares of Voting Stock so transferred to the trust will be considered as owned by the Permitted Transferee in computing the portion of the Company’s capital stock owned by such Permitted Transferee for purposes of determining the rights and obligations of such Permitted Transferee under this Agreement and other stock restriction agreements entered into between the Company and its stockholders from time to time, if any, but in no event will the obligations of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

3.4.                              Put Options.

3.4.1.       Put Option By Stockholder in the Event of Discharge Without Cause.  If a Stockholder is Discharged Without Cause, the discharged Stockholder may, at any time thereafter, require the Company (and if so required by the Stockholder, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company within thirty (30) days after any such discharge, in which event, any such purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable), and Sections 5.3, 6.1 and 6.5 of this Agreement.

3.4.2.       Tenth Anniversary Put.  At any time after the tenth anniversary of the date of this Agreement, any Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company.  In such event, any purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable) and Sections 5.3, 6.1 and 6.5 of this Agreement.

3.4.3.       Put of Allowed Portion of Voting Stock.  At any time after the date of this Agreement, a Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase an amount of his Voting Stock up to the Allowed Portion of Voting Stock by delivery of a Put Notice to the Company; provided, however, that a Stockholder may not exercise his right to require the Company to so purchase his shares of Voting Stock pursuant to this Section 3.4.3 more than once each fiscal year.  Any such purchase and sale shall take place in accordance with Sections 5.1, 5.3, 6.1 and 6.5 of this Agreement.

3.4.4.       Rights Of Remaining Stockholders.  If Company is unable to fulfill its obligations under this Section 3.4 by reason of a legal or contractual impediment as provided in Section 6.1.1 (which cannot be removed as provided in said Section 6.1.1), then the Remaining Stockholders shall have an option to acquire the Put Shares, as if such shares were shares of Offered Stock and Section 6.1.2 applied.  Any Put Shares not purchased by the Remaining Stockholders shall again become subject to this Agreement, provided that, if not all such Put Shares are so purchased, the exercising Stockholder shall have the ability to rescind any elections by the Remaining Stockholders to purchase such Put Shares, whereupon all such Put Shares shall again be subject to the terms and conditions of this Agreement.

3.4.5.       Election to Apply Section 5.1 or 5.2.  If the number of Put Shares exceeds an Allowed Portion of Stock but is less than all shares then owned by the Stockholder providing the Put Notice, the Company may elect to calculate the purchase price therefore in accordance with either Section 5.1 or 5.2 of this Agreement.

4.                                      PERMITTED TRANSFERS

4.1.                              Transfer to Spouse, Lineal Descendants or Trusts.

Notwithstanding any provision in this Agreement to the contrary, the Stockholders may transfer, at any time all or any portion of their respective shares of Common Stock to a Permitted Transferee, or a trust created for the benefit of a Permitted Transferee.  A transfer will not be permitted under this Section 4.1 unless (a) prior to any such transfer there has been delivered to the Company by the Permitted Transferee, and by the trustee of any trust created for the benefit of a Permitted Transferee, a Transferee Stock Restriction Agreement substantially in the form of Exhibit B to this Agreement; and (b) if the shares of Common Stock to be transferred under this Section 4.1 are shares of Voting Stock, the Permitted Transferee who receives such shares or is the beneficiary of any such trust, is also a Qualified Transferee.

4.2.                              Transferor to Trust Treated as Owner.

In the event that the Stockholder makes any such transfer to a trust for the benefit of a Permitted Transferee the shares of the Company’s capital stock so transferred, nevertheless, will be considered as owned by the transferor in computing the portion of Company’s capital stock owned by such transferor for purposes of determining the rights and obligations of such transferor under this Agreement and similar agreements, if any, with other stockholders of the Company, but in no event will the obligations of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

5.                                      PRICE AND TERMS

5.1.                              Terms and Conditions for Sale of An Allowed Portion of Stock.

If an Offer relates to the sale of an Allowed Portion of Stock, and not to all Common Stock held by a Stockholder, the following terms and conditions shall apply to the sale:

5.1.1.                     Price.  The price for the purchase of any Allowed Portion of Stock will be the higher of (x) the Net Worth of Company multiplied by a fraction, the numerator of which is the number of shares of Common Stock to be purchased and the denominator of which is the total number of issued and outstanding shares of Common Stock as of the Offering Date, including the shares of Common Stock which are shares of Offered Stock or (y) the Earnings Per Share of Common Stock multiplied by twelve (12) times the aggregate number of shares of Common Stock to be purchased.

5.1.2.                     Net Worth.  For purposes of this Agreement, the Net Worth of Company will mean:

(a)           Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the net worth of the Company on the last day of the fiscal year of the Company immediately preceding the fiscal year in which the Offering Date occurs; or

(b)           Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year, the net worth of the Company on the last day of the fiscal year of the Company in which the Offering Date occurs, in either case, as reflected on the Company’s Certified Statements for such year; provided, however, that the Net Worth (a) will include only capital paid in (including par value and surplus) for, and retained earnings attributable to, the Company’s issued and outstanding shares of Common Stock/ and (b) will not include any proceeds of insurance paid upon the death of a stockholder which would otherwise be included in Net Worth, but shall include the net cash surrender value (cash surrender value minus any loans) of such policies immediately prior to the death of a Stockholder, which would otherwise be excluded from Net Worth.

5.1.3.                     Earnings Per Share.  The Earnings Per Share of Common Stock shall mean the amount determined as follows:

(a)           Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the three (3) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

(b)           Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the fiscal year in which the Offering Date occurs and the two (2) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

Earnings per share for each such year will be obtained by dividing (x) the net income (after provision has been made for federal, state and local taxes) of the Company, for each such year as derived from the Certified Statements by (y) the average number of shares of Common Stock issued and outstanding in each such year, as calculated by the Independent Accountants in accordance with generally accepted accounting principles consistently applied.

5.2.                              Terms and Conditions For Sale of All Common Stock.

In the case of an Offer relating to all shares of Common Stock then held by a Stockholder, the purchase price will be determined by an Appraisal conducted by an Appraiser at the time the Offer is made.  Company shall arrange, as necessary, for an Appraiser to value its Common Stock promptly after an Offer Notice or Put Notice is communicated pursuant to this Agreement.

5.3.                              Payment.

The purchase price for any shares of Offered Stock will be paid in thirty-two (32) equal consecutive quarterly installments, the first of which will be paid on the Closing Date, and the remainder of which will be paid on the next succeeding thirty-one (31) quarterly anniversary dates of Closing (or next business day, if such anniversary is on a Saturday, Sunday or holiday), together with accrued interest from the Closing Date on the unpaid portion of the purchase price at the rate of one percent (1%) per annum below the Prime Rate, but in no event less than the Applicable Federal Rate; provided that, in the event shares of Offered Stock are to be purchased due to the death of a Stockholder and the Company shall then have available to it the proceeds of any insurance to be obtained on the life of such Stockholder pursuant to Section 5.4 of this Agreement (relating to insurance), then the first payment due hereunder shall be in an amount equal to the proceeds of such life insurance actually received by the Company and the remainder shall be paid in thirty-one (31) equal installments as provided above in this Section 5.3.

5.4.                              Insurance.

The Company hereby agrees to purchase, and shall be the owner of, key-man life insurance on the life of each Stockholder providing for a death benefit in such amount as the Company deems appropriate, which insurance proceeds received by the Company shall be used to fund the initial payment obligation of the Company in the event the Company is required to repurchase from a Stockholder his shares of Common Stock due to the death of such Stockholder.  The Company shall not pledge, encumber or grant any security interest in the cash surrender value or proceeds of any such insurance policy.

6.                                      PROCEDURES

6.1.                              Acceptance of Offer.

6.1.1.                     The Company.

(a)           Obligation of the Company.  Within ninety (90) days after receipt by the Company of (a) the Offer made or deemed to have been made pursuant to Section 3.3 (relating to permanent disability or death) of this Agreement, or (b) a Put Notice, the Company shall purchase all, but not less than all, of the shares of Offered Stock unless the Company receives from its independent legal counsel within such period a written opinion based on information available at the time (including without limitation comparative analyses of unaudited financial statements and good faith projections of year-end results) to the effect that payment of the purchase price contemplated by such Offer is prohibited by applicable law, rule or regulation, or by a contract or agreement which affects the Company.

(b)           Election of the Company.  Within ninety (90) days after receipt of an Offer other than an Offer referred to in Section 6.1.1 (a), the Company may elect, but shall not be required, to purchase all, but not less than all, of the shares of Offered Stock.  After such ninety (90) day period and after the periods provided in Section 6.1.2 for purchase by the Remaining Stockholders, the Company shall again have the right to purchase any shares of Offered Stock to the extent such shares are the subject of an Offer made under Section 3.1 (relating to transfers by operation of law) or Section 3.2 (relating to cessation of employment) of this Agreement, insofar as such Offers shall be continuing as provided in Sections 3.1 and 3.2 of this Agreement.

(c)           Contractual Impediment.  If the opinion of the independent legal counsel referred to in Section 6.1.1(a) of this Agreement is to the effect that payment of such purchase price is not prohibited by any applicable law, rule or regulation, but is prohibited by a contract or agreement which affects the Company, then the Company will promptly use its best efforts to obtain such consents or waivers as may be necessary to remove such impediment to the purchase.  Within ten (10) days after receipt of all such consents or waivers, the Company promptly will purchase all shares of Offered Stock.  If, after using its best efforts, the Company is unable to obtain such consents or waivers, the Company will give written notice to the Stockholder and to the Remaining Stockholders of such inability and rejection of the Offer.

(d)           Legal Impediment.  If the legal opinion referred to in Section 6.1.1 (a) is to the effect that payment of such purchase price is prohibited by applicable law, rule or regulation, and if the legal prohibition can be eliminated by recapitalization in accordance with generally accepted accounting principles (including adjustment of the value of its assets or adjustment of the par value of the Company’s issued and outstanding capital stock or other reasonable action by the Company), then the Company will take such action.  If such prohibition cannot be eliminated by any such action, the Company will give written notice to the Stockholder and to the Remaining Stockholders of the Company’s inability to purchase and the rejection of the Offer.

6.1.2.                     Remaining Stockholders.

(a)           Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement, each Remaining Voting Stockholder, within thirty (30) days after the receipt by such Remaining Voting Stockholder of the notice from the Company rejecting the Offer pursuant to such Section 6.1.1, may elect, but shall not be required, to purchase up to that proportion of the shares of Offered Voting Stock as the number of shares of Voting Stock which such Remaining Voting Stockholder - owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Voting Stock other than shares of Offered Voting Stock and any other shares of Voting Stock owned by the offering Stockholder.  Any shares purchased by a Permitted Transferee who is considered as the owner of Voting Stock pursuant to Section 3.3.4 of this Agreement, shall be subject to the same Voting Trust as is referred to in Section 3.3.4.

(b)           Non-Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement, each Remaining Stockholder, within the same thirty (30) day period allowed for the election to purchase shares of Offered Voting Stock pursuant to Section 6.1.2 (a), may elect, but shall not be required, to purchase up to that proportion of the shares of Offered Non-Voting Stock as the number of shares of Preferred Stock and Non-Voting Stock which such Remaining Stockholder owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Preferred Stock and Non-Voting Stock, other than the shares of Offered Non-Voting Stock, and any other shares of Non-Voting Stock or Preferred Stock, owned by the offering Stockholder.

(c)           Subsequent Opportunity to Purchase.  If any Remaining Stockholder does not elect to purchase all of the portion of the shares of Offered Voting Stock or Offered Non-Voting Stock available to him pursuant Sections 6.1.2 (a) and 6.1.2(b), each Fully Electing Remaining Stockholder may elect, for a period of fifteen (15) days, to purchase that portion of the shares of Offered Stock not elected to be purchased by any Remaining Stockholder pursuant to Section 6.1.2 (a) and 6.1.2 (b), as the number of shares of Voting Stock, Preferred Stock and Non-Voting Stock which he owns as of the Offering Date bears to the aggregate number of issued and outstanding shares of Voting Stock, Preferred Stock and Non-Voting Stock owned as of the Offering Date by all Fully Electing Remaining Stockholders.  The fifteen (15) day period for the purchase of shares pursuant to this Section 6.1.2(c) shall not commence until the conclusion of the thirty (30) day period under Sections 6.1.2(a) and 6.1.2(b).

If all of the shares of Offered Stock are not so purchased, then the procedure set forth in the preceding paragraph will be repeated until all of the shares of Offered Stock have been so purchased or no Fully Electing Remaining Stockholders elect to buy all of the unpurchased shares of Offered Stock.

6.1.1.                     Exercise.  Within the appropriate ninety (90) day period referred to in Section 6.1.1 of this Agreement, the Company will give notice of its agreement to purchase all of the shares of Offered Stock, or of its rejection of the Offer pursuant to Section 6.1.1 of this Agreement, to the Stockholder and to each Remaining Stockholder.  Failure to give any such notice will constitute notice of rejection of the Offer pursuant to Section 6.1.1 on the ninetieth (90th) day.  Each Remaining Stockholder will exercise his election, if any, to purchase by giving notice thereof to the Stockholder, to the other Remaining Stockholders and to the Company.  In the event of agreement by the Company to purchase, its notice will specify a date for Closing which will be not more than sixty (60) days after the date of the giving of such notice/ provided, however, that if the purchase price is determined pursuant to Section 5.1.2 (b) or 5.1.3 (b) of this Agreement, the Closing shall take place not more than thirty (30) days after the Certified Statements are available for the fiscal year which includes the Offering Date.  In the event the Remaining Stockholders, or one or more of them, elect to purchase all or a portion of the shares of Offered Stock, Closing with respect to such shares will be held at such time as may be mutually agreed upon by the Stockholder and those Remaining Stockholders who have agreed to purchase and, in the absence of such agreement, will be held on the sixtieth (60th) day following receipt by the Stockholder of the last notice of election to purchase from a Remaining Stockholder.

6.2.                              Release from Restriction.

6.2.1.                     Free Transfer Period.  If the Offer is not accepted by the Company or by the Remaining Stockholders as to any or all of the Offered Stock, the Stockholder may, subject to Section 6.6 hereof, make a bona fide transfer, pledge or encumbrance of the shares of Offered Stock with respect to which the Stockholder’s Offer has not been accepted by the Company or by the Remaining Stockholders at any time within sixty (60) days following the expiration of the time provided in Section 6.1.2 of this Agreement for election to purchase by the Remaining Stockholders, provided that the Stockholder first complies with the provisions of Section 6.3 of this Agreement (relating to conditions of release from restriction).

(a)           Certain Offers Continuing.  Notwithstanding the foregoing paragraph, if the Offer is made pursuant to Sections 3.1 (relating to transfers by operation of law) or 3.2 (relating to cessation of employment), the Offer shall be a continuing Offer as provided in said Sections, and the Stockholder may not transfer the Offered Stock under this Section 6.2.

(b)           Rescission Rights.  If the Offer (regardless of under which Section of this Agreement the Offer is deemed to be made) is not accepted by the Company but is accepted by the Remaining Stockholders as to some, but not all of the shares of Offered Stock, the Stockholder may, but will not be obligated to, rescind the agreements of sale created by such elections of the Remaining Stockholders to purchase which the Stockholder has received, in which event the Offered Stock again will become subject to all of the restrictions of this Agreement and may not be transferred subsequently without compliance with the terms of this Agreement.

(c)           Free Transfer Only If Rescission Rights Not Exercised.  If the Offer is not accepted by the Company, but is accepted by the Remaining Stockholders as to some, but not all of the Offered Stock, and the Stockholder does not rescind the agreements of sale created by such elections of the Remaining Stockholders pursuant to Section 6.1.2, the Stockholder may make a bona fide transfer, pledge or encumbrance of those shares of Offered

Stock with respect to which agreements of sale created by such elections of the Remaining Stockholders do not exist at any time within the Free Transfer Period, provided that the Stockholder first complies, as may be required, with the provisions of Section 6.3 of this Agreement.

6.2.1.       Public Offering.  Immediately upon the closing of the purchase of shares of Common Stock by an underwriter, or group of underwriters, pursuant to a public offering by the Company of its Common Stock, the rights and obligations affecting the disposition of the Common Stock as set forth in this Agreement will be of no force or effect.  In such event, the Stockholder will be free to dispose of Common Stock in any manner he deems appropriate consistent with relevant law, and neither the Company nor any Remaining Stockholder will have any obligation to purchase the shares of Common Stock.

6.3.                              Conditions of Release from Restriction.

6.3.1.       More Favorable Transfer Requires Re-Offer.  If any of the terms of a proposed bona fide transfer to a transferee other than the Company or the Remaining Stockholders under the terms of this Agreement are more favorable to the transferee than the corresponding terms in accordance with which the Company or the Remaining Stockholders could have purchased the shares of Offered Stock under this Agreement, the Stockholder may not transfer the shares of Offered Stock proposed to be transferred to such transferee without first having made a second Offer to transfer the shares of Offered Stock to the Company and the Remaining Stockholders on the same terms as the contemplated transfer to such transferee.  Thereupon, the Stockholder may make such bona fide transfer as to those shares of Offered Stock with respect to which the second Offer has not been accepted by either the Company or the Remaining Stockholders within thirty (30) days after their receipt of such second Offer.  The allocation of the shares of Offered Stock among the Remaining Stockholders, including allocation upon rejection of the second Offer, by any Remaining Stockholder with respect to such second Offer will be the same as provided in Section 6.1.2 of this Agreement.  If a second Offer to sell the shares of Offered Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.1, the Free Transfer Period will commence on the earlier of (x) the date of receipt by the Stockholder of the last rejection of the second Offer from the Company and all Remaining Stockholders or (y) the thirtieth (30th) day after the date of the second Offer.  Any shares of Offered Stock which are not transferred, pledged or encumbered during the Free Transfer Period will again become subject to all of the restrictions of this Agreement and may not be subsequently transferred without compliance with the terms of this Agreement.

6.3.2.       Pledge or Encumbrance.  If any Stockholder proposes to pledge or encumber shares of Common Stock, such Stockholder may not, after the Offer with respect to those shares of Common Stock has been rejected by the Company and the Remaining Stockholders, pledge or encumber shares of Common Stock without first having requested in writing to borrow from the Company and the Remaining Stockholders on the same terms and conditions of any proposed borrowing contemplating such proposed pledge or encumbrance.  Thereupon, such Stockholder may make such pledge or encumbrance as to those shares of Common Stock with respect to which such request has not been granted by either the Company or the Remaining Stockholders within thirty (30) days after their receipt of such request.  The

Remaining Stockholders’ participation in any advance to such Stockholder will be calculated in the same manner as provided in Section 6.1.2 of this Agreement.  If such offer to pledge or encumber shares of Common Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.2, the Free Transfer Period will commence on the earlier of (x) the date of receipt by the Stockholder of the last rejection of such request from Company and all of the Remaining Stockholders or (y) the thirtieth (30th) day after the date of such request.  Any shares of Common Stock which are not pledged or encumbered during the Free Transfer Period will again become subject to all of the restrictions of this Agreement and may not be subsequently transferred without compliance with the terms of this Agreement.

6.4.                              Nonrecognition of Certain Transfers; Additional Capital Stock.

6.4.1.                     Agreement to be Bound.  The Company will not, nor be compelled to, recognize any transfer, or issue any certificate representing any shares of Common Stock to any person who does not qualify as a proper transferee under the terms and conditions of this Agreement, or who has not delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of Exhibit B to this Agreement.

6.4.1.                     Transfer Not in Accord with this Agreement.  The Company will not, nor be compelled to, recognize any transfer made other than in accordance with the terms of this Agreement and the similar agreements, if any, made with other stockholders of the Company as of the date hereof/ and the Company will not, nor be compelled to, issue any certificate representing shares of Common Stock to any person who has received such shares of Common Stock in a transfer made other than in accordance with the terms of this Agreement or one of such similar agreements.

6.4.1.                     Additional Capital Stock of the Company.  The Company will not issue any shares of capital stock of the Company to any party in addition to the capital stock outstanding as of the date hereof, except:

(a)           shares of preferred stock for which the Company received consideration in money or money’s worth at least equal to the stated value or par value of such stock;

(b)           shares of common stock for which the Company received consideration in money or money’s worth at least equal to the per share net book value of the Common Stock issued and outstanding immediately prior to such issue and as to which the amount of such consideration credited to capital stock on the books of the Company with respect to each share does not exceed the stated value or par value so credited with respect to each share of Common Stock outstanding immediately prior to such issue; or

(c)           any class or series of capital stock issued by the Company to its directors, officers or employees pursuant to a plan adopted by the Company regardless of whether such plan is designed to meet requirements of the Internal Revenue Code of 1986, as amended.

6.1.                              Necessary Documents.

If, under the terms of this Agreement, shares of Common Stock are purchased, the Stockholder or the Stockholder’s personal representative, whether or not properly qualified, will execute and deliver at the Closing all necessary documents that reasonably may be required to accomplish a complete transfer of such shares of Common Stock, and the Purchaser will execute and deliver to the Stockholder or the Stockholder’s personal representative a non-negotiable promissory note for any deferred portion of the purchase price (and interest thereon), and will agree to pledge the shares of Common Stock pursuant to a Stock Pledge and Escrow Agreement and, in connection therewith, will deliver to the Company’s legal counsel (or to such other person mutually agreed upon by the parties) certificates representing all of the shares of Common Stock actually purchased, with executed blank transfer powers attached, which certificates will be delivered to Purchaser upon final payment of the unpaid balance of the purchase price and all interest thereon.

6.2.                              No Sale to Competitor.

Notwithstanding any provision of this Agreement relating to sales of shares of Common Stock during a Free Transfer Period, in no event may any such sales be made during a Free Transfer Period to any Competitor.

7.                                      MANAGEMENT MATTERS

7.1.                              Management Policies and Resolution of Management Disputes.

7.1.1.                     Selection of Voting Directors.

(a)           Nominations by Stockholders.  For so long as each Stockholder is living and not subject to a Mental Disability, each Stockholder shall be entitled to nominate one-half of the Voting Directors (as defined in the Company’s Bylaws) in accordance with the provisions of the next sentence.  At least thirty (30) days prior to the date on which the nominees for positions on the Company’s Board of Directors are required to be finally determined, each Stockholder will submit to the other Stockholder a list of persons whom he is intending to nominate for one-half of the total number of positions as Voting Directors i of the Company.  At any time prior to the time when the Company’s Bylaws permit persons to be nominated for a position on the Company’s Board of Directors, any Stockholder may change any of his Nominees.  Each Stockholder hereby agrees to vote his shares of Voting Stock at any meeting (special or annual) called for the election of directors for his own Nominees and for those Nominees of the other Stockholder.  In the event any Nominee of a Stockholder shall be elected to a position on the Company’s Board of Directors, and such Nominee shall thereafter resign, be removed or be otherwise unable to serve as a director of the Company, then the Stockholder who originally nominated such Nominee shall have the right, as between the Stockholders, to nominate the Replacement and each Stockholder hereby agrees to vote his shares of Voting Stock in such a manner as to cause the Replacement to be elected to the Company’s Board of Directors.

(b)           Nominations by Recognized Transferees.  In the event of the death or Mental Disability of a Stockholder, the Recognized Transferee(s) of such Stockholder shall make the nomination(s) which would otherwise have been made by such Stockholder.  If such Recognized Transferees cannot agree on the person(s) to be nominated, then the nominee(s) shall be the person(s) elected by the majority vote of the Recognized Transferees at a meeting convened upon ten (10) days written notice by any Recognized Transferee.  All Recognized Transferees shall vote for the person(s) so nominated.  In any such election by Recognized Transferees for purposes of nominating person (s) to be director, each Recognized Transferee shall have one vote in respect of each of his shares of Voting Stock and shall be entitled to cast his votes for or against each candidate in such election to determine nominees.

The persons so nominated by the Recognized Transferees shall be treated as the Nominee(s) of the deceased or disabled Stockholder for purposes of this Section 19.1.1.

7.1.1.       Selection of Emeritus Directors.  In the absence of an agreement as to whom the Stockholders shall elect to be Emeritus Directors (as defined in the Company’s Bylaws), and for so long as each Stockholder is living and not subject to a Mental Disability, each Stockholder shall be entitled to nominate the same number of Emeritus Directors and shall vote his shares of Voting Stock for the person(s) so nominated by him.  Each Stockholder also agrees to vote his shares of Voting Stock for the nominee(s) for Emeritus Director of the other Stockholder.  Only the Stockholders shall be entitled to nominate a person for Emeritus Director, even though shares of Voting Stock may have been transferred pursuant to this Agreement.

In the event that an Emeritus Director shall resign, be removed or be otherwise unable to serve as a director of the Company, then the vacancy created by such resignation removal or otherwise shall only be filled if the Stockholders agree to fill it.

7.1.1.       Designated Directors.  For purposes of preserving the ability of a Permitted Transferee to satisfy the Employment Qualification after the death of a Stockholder, the Stockholders agree that in the event of the death of a Stockholder, the deceased Stockholder’s Designated Directors shall determine whether a Permitted Transferee of the deceased Stockholder shall be hired by the Company in a managerial capacity (if application for employment is made by the Permitted Transferee), or shall not be Discharged Without Cause by the Company.  The position of such Permitted Transferee shall be determined by such Designated Directors in conjunction with management.  The compensation and promotion of such Permitted Transferee shall be determined by the Compensation Committee of the Company’s Board of Directors in conjunction with the deceased Stockholder’s Designated Directors.

7.2.                              Co-involvement and Management Disputes.

The Stockholders acknowledge that presently, as officers and employees of the Company, each manages the operations of one of the two most significant divisions of the Company and that each must be informed of the operations and needs of, as well as the decisions affecting, each such division of the Company.  Each Stockholder agrees to keep the other Stockholder so informed.  If a dispute arises between the Stockholders in their capacities as managers of the Company’s businesses, and such dispute involves the operation and management of the Company’s businesses and is therefore not within the provision of Section 8.1 of this Agreement, the Stockholders shall refer such dispute to the Independent Committee for recommendation as to its resolution.  The Independent Committee will discuss the facts and circumstances of the disputed matter with the Stockholders and any other persons it deems appropriate and will develop a recommendation as to courses of action which are possible.  The recommendation made by the Independent Committee shall then be submitted to the full Board of Directors of the Company for final approval.  The Stockholders agree to abide by the majority decision of the Board.

7.3.                              Cash Flow Controls and Maximizing ROI.

Each Stockholder agrees that, as officers and employees of the Company, their respective areas of management shall be conducted so as to maximize the return on investment to the stockholders of the Company, and to ensure the highest and best use of the funds available to the Company.  To achieve such goal, the Stockholders agree to abide by the terms of the cash management plan established by the Company’s chief financial officer and adopted by the Board of Directors.  Also, to further this goal, the Stockholders, as officers and employees of the Company, shall adopt and adhere to appropriate budget systems and constraints and shall inform each other of the results thereof as applied to the ongoing operations of their respective divisions.  The capital budgets shall be adjusted periodically (not less frequently than annually) to reflect excesses or deficits from prior periods.  The Stockholders agree as managers of the prominent divisions of the Company’s business not to exceed the capital limitation set forth in the Company’s proposal to The Philadelphia National Bank, in reliance on which The Philadelphia National Bank has loaned funds to the Company on or prior to the date hereof.  In addition, as managers, the Stockholders agree to use their best efforts to maintain at all times not less than One Million Five Hundred Thousand Dollars ($1,500,000) for capital improvement contingencies.

7.4.                              Establishing Specific Corporate Policies.

7.4.1.       Management Evaluations.  The Stockholders (as managers) shall establish job descriptions with designated responsibilities for each managerial position within the Company and shall undertake a performance evaluation of each of the Company’s managers at least once each year, using the job descriptions as the bases for such evaluation.

7.4.2.       Other Policies.  The Stockholders (as managers) will establish, and propose to the Board of Directors for approval, specific corporate policies regarding expense accounts, travel allowance (type and number of trips and reimbursement), automobile benefits (use and/or insurance) and reports and controls for sub-management levels.

7.5.                              The Board of Directors.

The Stockholders shall conduct themselves so as to maintain the independence of the Board of Directors, especially in relation to its function of reviewing the decisions affecting the Stockholders’ respective divisions of the Company.  The Stockholders will use their best efforts to cause the Board of Directors to adopt the policies and guidelines set forth in this Section 7.  In addition to the Board of Directors’ functions as outlined in the Company’s Bylaws, the Stockholders shall use their best efforts to cause the Board to perform the following functions:

7.5.1.       to review, and approve or reject, all capital expenditures above an amount to be determined by the Board prior to any commitment with respect thereto (such review to be made based on return on investment and cash flow considerations), and also to be subject to an overall policy favoring the most positive cash flows while supplementing or complementing the existing operations of the Company/

7.5.2.       to review, and adopt or reject, corporate policies, including those submitted by the Stockholders pursuant to Section 7.4 of this Agreement, and including policies or procedures for evaluating key personnel;

7.5.3.       to review and establish the Company’s long term goals and corporate objectives;

7.5.4.       to establish the budgets for each division and plant within the Company;

7.5.5.       to review, and approve or reject, proposed bank borrowings, product development and research;

7.5.6.       to monitor compliance with, and revise in accordance with actual facts and circumstances, projections of the Company’s future results of operations;

7.5.7.       to review, and approve or reject, all proposals for expansions or contractions of the Company’s business, including acquisitions or dispositions, subject to stockholder approval where appropriate;

7.5.8.       to appoint and monitor, as appropriate, committees of the Board, including an Executive Committee (which shall be empowered to act on the Board’s behalf between regular quarterly Board meetings), Audit Committee, Compensation Committee, and the Independent Committee;

7.5.9.       to meet regularly on a quarterly basis; and

7.5.10.     to establish a code of ethics by which all officers and employees of the Company shall conduct themselves.

8.                                      MISCELLANEOUS MATTERS

8.1.                              Arbitration.

Any Irreconcilable Dispute shall be decided by arbitration in Harrisburg, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, unless the Stockholders otherwise mutually agree in writing.  The dispute shall be decided by a panel of three arbitrators with each Stockholder choosing one arbitrator and those two arbitrators selecting the third arbitrator.  The decision and the award of damages or specific performance rendered by a majority of the arbitrators shall be final and binding and judgment may be entered upon it in any court having jurisdiction thereof.  The arbitration shall be held as promptly as practicable after actual receipt of notice that a Stockholder has filed a notice for arbitration with the American Arbitration Association on such a date, and at such a place and time in Harrisburg, Pennsylvania, convenient to the Stockholders and to the arbitrators, except that if the Stockholders cannot agree, the arbitrators shall decide such date, place and time.  Notwithstanding the foregoing, in no event shall the date of the arbitration exceed sixty (60) days from the date the other Stockholder receives the notice for arbitration, unless the Stockholders mutually agree otherwise.  The arbitrators shall make their decision promptly and any award of damages or specific performance shall be made, unless otherwise mutually agreed by the Stockholders in writing, not later than fifteen (15) days from the date of closing of the hearings or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the arbitrators.

8.2.                              Endorsement on Stock Certificates.

Each certificate representing any shares of Common Stock now held by any Stockholder or any shares of Common Stock hereafter held by any Stockholder will bear a legend in substantially the following form:

“THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A STOCK RESTRICTION AND MANAGEMENT AGREEMENT DATED FEBRUARY 28, 1990, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE OFFICE OF THE COMPANY.”

8.3.                              Covenant Not to Compete.

8.3.1.       During Employment.  During the period in which the Stockholder is employed by Company, the Stockholder will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be employed or otherwise be connected in any manner with any Competitor.

8.3.2.       After Termination of Employment or Sale of Stock.  For a period of five (5) years following either (a) termination of the Stockholder’s employment by Company (unless the Stockholder has been Discharged Without Cause, or (b) an Offer by the Stockholder to sell all of his shares of Common Stock pursuant to this Agreement, the Stockholder will not undertake any Prohibited Action, and will not solicit or aid in the solicitation of any business from any Customer of Company, and will not disclose, or utilize on behalf of himself or any other person or business entity, any Trade Secret of Company.

8.3.3.       Modification for Enforceability.  Should the foregoing covenants of this Section 8.3 be adjudged to any extent invalid by any competent tribunal, such covenant will be deemed modified to the extent necessary to make it enforceable.

8.4.                              Specific Performance.

In the event of a breach or threatened breach of any of the provisions of this Agreement, the remedy at law would be inadequate and a party to this Agreement will be entitled to appropriate injunctive and other equitable relief, including without limitation, specific performance and such party will be entitled to recover the loss, costs and expenses (including reasonable attorneys’ fees and disbursements) which such party incurs in securing any relief at law or in equity.

8.5.                              Liquidation of Corporation.

Notwithstanding any other provision of this Agreement, if, at any time, the Board of Directors of the Company adopts a resolution recommending the sale or exchange of all, or substantially all, of the Company’s assets to be followed by liquidation of the Company, or recommends that the Company be dissolved voluntarily, or if all of the stockholders of the Company have signed a written agreement consenting to such sale or dissolution, or if, at any time, an agreement is made for the sale of ninety percent (90%) or more of the Company’s issued and outstanding capital stock, then with respect to any event thereafter occurring, all obligations to purchase any shares of Common Stock and all obligations of any Stockholder to sell any shares of Common Stock arising under the terms of this Agreement will be abated.  If such recommended sale is consummated or such dissolution occurs, such obligations will terminate absolutely and such selling Stockholder will receive his pro rata share of the proceeds of such sale or dissolution.  If such sale or dissolution is thereafter abandoned, all of the obligations of purchase and sale herein contained will be in full force and effect again.  If, during the period of abatement, an event occurs which, but for the abatement, would have required or permitted an Offer or sale by a Stockholder pursuant to the provisions of this Agreement, all time periods with respect to such Offer and sale, and the responses required or permitted hereunder, shall be computed as if such event had occurred on the day after the proposed sale or dissolution was abandoned, but all determinations of price shall be made as if the Offer or sale had been made at the time it would have been made had there been no abatement.

8.6.                              Stockholder Wills.

Each Stockholder agrees to include in his will a direction and authorization to his executor to comply with the provisions of this Agreement and to sell all of his shares of Common Stock in accordance with this Agreement; provided, however, that the failure of any Stockholder so to direct his executor shall not affect the validity or enforceability of this Agreement.

8.7.                              Notices.

Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein will be given in writing by registered or certified mail, return receipt requested, which will be addressed, in the case of the Company, to its principal office and in the case of the Stockholders to their respective addresses appearing on the records of the Company, or to such other address as may be designated by any Stockholder in writing to the Company and the other stockholders.

8.8.                              Time Periods.

In computing the number of days for any purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday.  A holiday for purposes of this Agreement shall mean those days on which banks in the Commonwealth of Pennsylvania may, or are obligated to, remain closed.

8.9.                              Successors and Assigns.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all future stockholders of the Company, whether they become such by transfer pursuant to or contrary to the terms of this Agreement or similar agreements, if any, with other stockholders of the Company, and all of their respective heirs, legatees, personal representatives, successors and assigns.

8.10.                        Titles Not to Affect Interpretation.

The headings of sections and paragraphs in this Agreement are inserted for convenience of reference only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

8.11.                        Invalid Provision.

The invalidity or unenforceability of any provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed as if such invalid or unenforceable provisions were omitted.

8.12.                        Governing Law.

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania.

8.13.                        Subordination.

Each Stockholder agrees that the obligation of the Company hereunder is and shall be subordinate to any long term financial arrangement to which the Company is now, or in the future may be, a party, and each Stockholder agrees to take such action as the Company shall reasonable request to implement this subordination agreement.

8.14.                        Modification.

This Agreement contains the entire agreement between the parties relating to the restrictions on the transfer of any shares of Common Stock and may be modified only by a writing signed by the Company and each Stockholder, and by all Remaining Stockholders if those provisions of this Agreement which confer rights or obligations on the Remaining Stockholders are modified by such amendment.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and its corporate seal affixed hereto, and each Stockholder has signed this Agreement as of the date first above written.

Attest:	NEW ENTERPRISE STONE & LIME CO., INC.

/s/	By:	/s/ Donald L. Detwiler
Secretary		Title:
[Corporate Seal]

Witness:

/s/	/s/ Donald L. Detwiler
Donald L. Detwiler

Witness:

/s/	/s/ Paul I. Detwiler, Jr.
Paul I. Detwiler, Jr.

The undersigned stockholders of Company other than the Stockholders have executed this Agreement to acknowledge that they have the rights and obligations specifically conferred by this Agreement.

EXHIBIT A

FORM OF

BENEFICIARY STOCKHOLDERS’ VOTING TRUST AGREEMENT

THIS BENEFICIARY STOCKHOLDERS’ VOTING TRUST AGREEMENT (“Trust Agreement”), dated                                           ,           , is made among [Don and Paul or Personal Representative of either], a resident of the Commonwealth of Pennsylvania [in his capacity as personal representative of [Don or Paul]] (the “Principal”), [Name of Trustee] , as trustee, the person (s) named on Appendix A hereto (each a “Beneficiary Stockholder and collectively, the “Beneficiary Stockholders”), and New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company”).

BACKGROUND

The Company currently has authorized two classes of capital stock:  (a) Common Stock $1.00 par value (the “Common Stock”), which is divided into two different series, one of which is voting Common Stock (“Voting Stock”) and the other of which is non-voting Common Stock (“Non-Voting Stock”); and (b) Preferred Stock, $100 par value (the “Preferred Stock”).

The Principal [in his capacity as personal representative for [Don or Paul] [who is deceased or permanently disabled] is the owner of              shares of Voting Stock the transfer of which is restricted by the terms of the Stock Restriction and Management Agreement dated                           , 1990 among Paul I. Detwiler, Jr., Donald L. Detwiler (referred to herein collectively as “Stockholders” and individually as a “Stockholder”) and the Company (the “Stock Agreement”).

NOW THEREFORE, intending to be legally bound, the parties to this Trust Agreement hereby agree as follows:

1.             Creation of Trust.  The Principal [in his capacity as personal representative of [Don or Paul]], hereby creates a Beneficiary Stockholders’ Voting Trust (the “Trust”) in accordance with, and which shall be governed by, the terms of this Trust Agreement (the “Trust Agreement”).

2.             Appointment of Trustee.  The Trustee shall be the sole trustee of the Trust and shall act and administer the Trust in accordance with all of the terms and conditions of this Trust Agreement.  It is hereby acknowledged by all parties hereto that the Trustee meets at least one of the following qualifications:  (1) the Trustee is the survivor of the Stockholders; or (2) the Trustee is the Stockholder who retains the physical and mental capacity to perform his duties as a full-time executive employee of the Company; or (3) the Trustee is a person permitted under Section 15 (taking into account the requirements of clause (b) of said Section 15) of the Stock Agreement to be a transferee of voting Common Stock from the Principal.  The term “Trustee” as used herein shall mean such Trustee and any successor Trustee or Trustees appointed under this Trust Agreement.  The Trustee hereby acknowledges receipt of a copy of the Stock Agreement.

3.             Term of Trust.  The Trust shall continue for a period of ten years, unless it is sooner terminated by the withdrawal of all shares of Voting Stock as hereinafter provided.

4.             Deposit of Shares.  The Principal hereby deposits, and may hereinafter deposit, with the Trustee, stock certificates representing such shares of the Company’s Voting Stock (the “Deposited Shares”) of which the beneficial ownership is transferred to the Beneficiary Stockholders in the amounts set forth on Appendix A.  All stock certificates evidencing Deposited Shares delivered to the Trustee as herein provided shall be registered in the name of the Trustee or shall be endorsed or accompanied by duly executed stock powers and such other assignments, certificates of authority, consents to transfer or other instruments as may be reasonably requested by counsel to the Trustee in order to transfer record ownership of the Deposited Shares to the Trustee.  Such Deposited Shares shall be registered on the books and records of the Company in the name of the Trustee, as trustee for the Beneficiary Stockholders, or any one or more of them, and all stock certificates representing the Deposited Shares shall contain a legend that such certificates are held subject to the provisions of this Trust Agreement.

5.             Issuance of Trust Certificates.  In exchange for the stock certificates evidencing the Deposited Shares, the Trustee shall issue and deliver to each Beneficiary Stockholder having a beneficial interest therein, one or more Trust Certificates (each a “Trust Certificate”) substantially in the form attached hereto as Appendix B, representing, in the aggregate, the number of Deposited Shares beneficially owned by that Beneficiary Stockholder.  Trust Certificates shall evidence the Beneficiary Stockholder’s beneficial interest in the Trust and the Deposited Shares.  The holder of a Trust Certificate shall have all rights of a holder of the Deposited Shares represented by the Trust Certificate except as otherwise provided herein.

6.             Powers and Duties of the Trustees.

While this Trust Agreement is in effect and until the Deposited Shares are withdrawn from the Trust as hereinafter provided, the Trustee, in person, by proxy or by written consent, shall have the sole and unqualified right and power to vote the Deposited Shares for the election of any person or persons as directors of the Company, and to act in connection with the voting of the Deposited Shares in the same manner and to the same extent, and subject to all applicable restrictions in respect of voting as expressed in the Company’s Bylaws and in the Stock Agreement, as if he were the absolute owner thereof in his own right.  On all proposals or matters which are required to be or which shall be submitted for a vote of the Company’s voting

Common Stock other than the election of directors, the Trustee shall be entitled to vote the Deposited Shares, for or against such proposal or matter, or to refrain from voting, as he in his sole discretion shall determine.

7.                                       Appointment of Successor Trustees.  The Trustee shall serve for life or until he is legally incompetent to serve or he resigns in accordance with the provisions of Section 8 of this Trust Agreement.  Upon the death, legal incompetence or resignation of the Trustee, the Company shall appoint one person to serve as successor Trustee (the “Successor Trustee”) in accordance with the following provisions:

(a)           the Company, by action of its board of directors, shall appoint as Successor Trustee either (1) the person nominated as Successor Trustee by the Principal (by Will or otherwise); or (2) if no person can be appointed in accordance with clause (1) for any reason, a person who the Company believes will serve best the interests of each Beneficiary Stockholder/ and

(b)           the person so appointed shall be a person who meets at least one of the qualifications set forth in clauses (1) , (2) , or (3) of Section 2 of this Trust Agreement, and who is 30 years of age or older.

8.                                       Vacancies.  Any Trustee may resign by delivering a written resignation to the Company and the Beneficiary Stockholder(s) and thereupon a Successor Trustee shall be appointed in accordance with the provisions of Section 7 of this Trust Agreement.  In order to avoid vacancies, the Trustee shall continue to serve until the Successor Trustee is so appointed.  Upon a vacancy created by the death or legal incompetence of a Trustee, such vacancy shall be filled in accordance with the provisions of Section 7 of this Trust Agreement.

9.                                       Withdrawal.

(a)                                  Upon the fulfillment of the following conditions, any Beneficiary Stockholder may withdraw from the Trust all (and not less than all) of the Deposited Shares transferred to the Trustee hereunder for his benefit by giving prior written notice (a “Withdrawal Notice”) to the Trustee of his intent to withdraw his Deposited Shares, which notice shall also contain:

(i)            a statement that the Beneficiary Stockholder has attained the age of 21 years; and

(ii)           a certificate of the Company in the form attached hereto as Appendix C stating that the Beneficiary Stockholder, or the spouse of the Beneficiary Stockholder, is at the date thereof, and has been for the immediately preceding two (2) year period, active in the management of the Company.

Deposited Shares as to which the Trustee has received a Withdrawal Notice are herein referred to as “Withdrawn Shares.”

(b)                                 Prior to the delivery or transfer of the Withdrawn Shares to the withdrawing Beneficiary Stockholder, the withdrawing Beneficiary Stockholder shall deliver to the Trustee the Trust Certificates duly endorsed to the Trustee covering such Withdrawn Shares and, except as provided in Section 9 (c), any Withdrawn Shares shall no longer be subject to the provisions of the Trust or this Trust Agreement.  Thereafter, the Trustee shall promptly cause such Withdrawn Shares to be registered in the name of the withdrawing Beneficiary Stockholder and delivered to the withdrawing Beneficiary Stockholder in accordance with his or her instructions.

(c)           After a Withdrawal Notice is received by the Trustee, the Withdrawn Shares shall continue to be subject to this Trust Agreement until the Trustee has received the Trust Certificates representing such Withdrawn Shares as set out above.  Until the date of such receipt, or thereafter, if the Beneficiary Stockholder owning the Withdrawn Shares is unable to vote them because the record date for such vote has passed, the Trustee will vote such Withdrawn Shares in accordance with the written instructions of such Beneficiary Stockholder, provided such instructions are received at least five (5) business days prior to the date of any annual or special meeting of stockholders of the Company.  In the absence of such written instructions, the Trustee shall have authority to vote the Withdrawn Shares as he may determine in accordance with the provisions of this Trust Agreement.

10.                                 Dividends and Distributions.

(a)           Cash Dividends.  The Trustee shall give the Company or its dividend disbursing agent a list of the names and addresses of the then registered holders of Trust Certificates, which list shall set forth the number of Deposited Shares represented by the Trust Certificates registered in the name of each Beneficiary Stockholder on the record date for any cash dividends, and the Trustee shall request the Company to make distribution of cash dividends, on behalf of the Trustee, directly to each such registered Beneficiary Stockholder or to a bank designated by such holder of Trust Certificates.  In the event that any cash dividends are paid directly to the Trustee, the Trustee shall promptly pay over such dividends to the then registered holders of Trust Certificates according to their respective interests at the record date.

(b)           Stock Dividends.  If any dividend or distribution in respect of the Deposited Shares is paid, in whole or in part, in shares of voting capital stock of the Company, the Trustee shall hold the stock certificates for such voting shares which are received on account of such dividend and such voting shares shall thereafter for all purposes be treated as part of the Deposited Shares.  The holder of each Trust Certificate issued under this Trust Agreement on the date for the determination of those stockholders of the Company entitled to receive such dividend shall be entitled to receive a Trust Certificate evidencing such holder’s pro rata share of the number of voting shares received as such dividend.  If any dividend or distribution in respect of Deposited Shares is paid, in whole or in part, in shares of non-voting capital stock of the Company, the Trustee shall promptly distribute the stock certificates representing such non-voting shares to the Beneficiary Stockholders in proportion to their beneficial ownership in the Deposited Shares upon which the dividend or distribution is made.

(c)           Dividends in Other Assets.  If any dividend or distribution in respect of the Deposited Shares held by the Trustee is paid, in whole or in part, in assets of the Company, the Trustee shall give the Company a list of the names and addresses of the then registered holders of Trust Certificates, which list shall set forth the number of Deposited Shares represented by the Trust Certificates registered in the name of each holder on the record date, and the Trustee shall request the Company to make such distribution, on behalf of the Trustee, directly to each registered holder of the Trust Certificates.  In the event the distributions are paid directly to the Trustee, the Trustee shall promptly pay over such distributions to the then registered holders of Trust Certificates according to their respective interests at the record date.

(d)           Mergers, etc.  If, during the term hereof, the Company shall merge or consolidate into or with another corporation or corporations or other business entity, or if there shall be a reorganization or recapitalization of the Company, voting securities representing any such corporation or other business entity received by the Trustee in exchange for or with respect to the Deposited Shares as a result of such merger, consolidation, recapitalization or reorganization, shall be held by the Trustee in accordance with the terms hereof and shall thereafter for all purposes be treated as part of the Deposited Shares.  The Trustee shall issue and deliver Trust Certificates representing such voting securities to the then registered holders of Trust Certificates as their interests shall appear, against surrender by such holders of any Trust Certificates registered in their name which represented Deposited Shares which were surrendered by the Trustee pursuant to the terms of such merger, consolidation, recapitalization or reorganization.  Any other consideration received by the Trustee in such a transaction shall be paid by the Trustee to the then registered holders of Trust Certificates in accordance with their respective beneficial interests at the applicable record date.

(e)           Dissolution.  If, during the term hereof, the Company shall be dissolved or liquidated in such a manner as to entitle the holders of Common Stock to liquidating dividends, the Trustee shall request all such dividends to be distributed directly by the Company to the holders of Trust Certificates in proportion to their respective beneficial ownership in the Deposited Shares upon which dividends are paid.  In the event that such dividends are paid directly to the Trustee, the Trustee shall promptly pay over such dividends to the then registered holders of Trust Certificates according to their respective beneficial interests at the record date.

(f)            Rights Offerings.  If any capital stock or other securities of the Company are offered for subscription or otherwise to the holders of Common Stock of the Company, the Trustee, promptly upon receipt of notice of such offer, shall mail a copy thereof to each of the holders of the Trust Certificates.  Upon receipt by the Trustee, at least five (5) business days prior to the last day fixed by the Company for subscription and payment, of a request from any such registered holder of Trust Certificates to subscribe on behalf of such holder, accompanied by the sum of money required to pay for such stock or securities, the

Trustee shall make such subscription and payment, and upon receiving from the Company the certificates for shares or securities so subscribed for, shall issue to such holder a Trust Certificate in respect thereof if the same be shares of Voting Stock, but if the same be securities other than Common Stock, the Trustee shall deliver such securities to the holder of the Trust Certificate on whose behalf the subscription was made, or may request the Company to make delivery directly to the holder of the Trust Certificate entitled thereto.

11.                                 Transfer and Replacement of Voting Trust Certificates.

(a)                                  Trust Certificates may not be transferred (whether by sale, gift or otherwise) pledged or encumbered, except in accordance with the following provisions:

(i)            Any Beneficiary Stockholder may transfer, pledge or encumber Trust Certificates subject to the restrictions contained in the Transferee Stock Restriction Agreement (“Beneficiary Stock Agreement”) which such Beneficiary Stockholder, as a transferee of shares of Common Stock, was required to execute pursuant to Sections 4.1 or 6.4.1 of the Stock Agreement, a copy of which Beneficiary Stock Agreement has been delivered to the Trustee.  For purposes of applying the foregoing sentence, Trust Certificates shall be treated as if they were shares of Voting Stock, except that the Beneficiary Stockholder shall not be entitled, until such time as the trust is terminated or the Deposited Shares are withdrawn, to exercise rights comparable to those under Section 3.4.3 of the Stock Agreement.

(ii)           By execution of this Trust Agreement, each Beneficiary Stockholder agrees to be bound, with respect to the Trust Certificates, by all the terms and conditions of his Beneficiary Stock Agreement, as if such Trust Certificates were shares of Voting Stock.

(iii)          The Company and the Trustee will not, nor be compelled to, recognize any transfer of Trust Certificates, or issue any Trust Certificate or stock certificate representing any Trust Certificate or Deposited Shares purportedly transferred, to any person who (A) does not qualify as a proper transferee under the terms and conditions of the Beneficiary Stock Agreement and this Trust Agreement, and who has not delivered to the Company and the Trustee an agreement in substantially the same form as the Beneficiary Stock Agreement and a written undertaking to be bound by the terms of this Trust Agreement; or (B) has received such Trust Certificates or stock certificates in a transfer made other than in accordance with the terms of the Beneficiary Stock Agreement and this Trust Agreement, or similar agreements, if any, made with other stockholders of the Company.

(b)                                 The Trustee shall keep a record of all Trust Certificates issued by the Trust upon the original issuance thereof in exchange for the Deposited Shares, or upon the transfer of Trust Certificates in accordance with the provisions of this Section 11, or as a result of the release of Withdrawn Shares to the Beneficiary Stockholders in accordance with the provisions of Section 9.  The record of Trust Certificates shall be kept, and Trust Certificates may be transferred, subject to the provisions of this Section 11 and applicable legal requirements including those under the Securities Act of 1933, at the office of the Trustee.  The records so kept by the Trustee shall conform, as nearly as may be practicable, to the form of stock ledger or statutory stock books which would be used by a corporation or a transfer agent under similar circumstances, and shall indicate, among other things, the names and addresses of all persons who are holders of Trust Certificates, the number of Deposited Shares represented by the Trust Certificates held by each of them and the dates when each of them became the owners thereof.

(c)           Any transfer of Trust Certificates permitted hereunder and under the Stock Agreement shall be accomplished by delivery, of the Trust Certificates to the Trustee, duly endorsed or accompanied by duly executed powers and by such other assignments, certificates of authority and consent to transfer instruments as may be reasonably requested by counsel to the Trustee in order to effect a transfer of the Trust Certificates.  Upon effecting any such transfer, all Trust Certificates so surrendered to the Trustee shall be cancelled forthwith.  The Trustee may, in his sole discretion, treat the registered holder of any Trust Certificates as the owner thereof for all purposes whatsoever, and shall not be affected by any notice to the contrary.  Upon the expiration or termination of the Trust Agreement, the Deposited Shares will not be delivered to the Beneficiary Stockholders without the surrender of the Trust Certificates representing such Deposited Shares, properly endorsed for surrender.

(d)           If any Trust Certificate shall become mutilated, lost, stolen or destroyed, the Trustee may provide for the issuance of a new Trust Certificate in lieu of such lost, stolen or destroyed Trust Certificate or in exchange for such mutilated Trust Certificate, under such conditions with respect to indemnity and otherwise as he, in his sole discretion, may prescribe.

12.                                 Pledge of Trust Certificates.  Provided a Beneficiary Stockholder has first complied with the requirements of the Beneficiary Stock Agreement, a Beneficiary Stockholder may assign a security interest in Deposited Shares represented by Trust Certificates to a bank or other lender (a “Lender”) and may deliver physical possession of such Trust Certificates in pledge to such Lender.  A Lender that has taken physical possession of a pledged Trust Certificate and the Deposited Shares represented thereby shall give written notice to the Trustee of such possession and pledge, confirmed in writing by the pledgor, and thereafter until otherwise notified in writing by the Lender, the Trustee shall recognize the Lender’s security interest in such Trust Certificate and Deposited Shares.  Unless otherwise notified in writing by the Lender, and subject to the provisions of Sections 10(a), 10(b) and 10(c) of this Trust Agreement, the Trustee may direct that dividends relating to pledged Trust Certificates be paid to the pledgor and the Trustee may follow the instructions of the pledgor as to matters affecting the Trust, except as otherwise provided in this Trust Agreement.  Until the Deposited Shares underlying a pledged Trust Certificate are released from the Trust, the Trustee shall have power to continue to vote such Deposited Shares in accordance with the terms of this Trust Agreement.  After default of the pledging Beneficiary Stockholder, and upon written notice to the Trustee from a Lender that it is therefore entitled to obtain possession of the Deposited Shares underlying such Trust Certificates pledged with it in order to realize upon its security interest therein, the Trustee shall forthwith cause such Deposited Shares to be delivered to the Lender, which shall surrender such Trust Certificates to the Trustee, and such Shares shall be free from the Trust and shall no longer be subject to the provisions of this Trust Agreement.  The Trustee shall have authority to enter into written agreements with a Lender confirming such obligation hereunder to the Lender.

13.           Expenses.  The Trustee shall receive no compensation or commissions for acting as Trustee.  The Trustee shall have authority to pay necessary expenses in connection with the business of the Trust and may retain counsel and other professionals.  The Trustee shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred by him in connection with the conduct of the business of the Trust.  The Trustee shall from time to time assess the Beneficiary Stockholders for funds to pay these expenses, in proportion to their beneficial ownership of Deposited Shares.

14.           Liability.

(a)           The Trustee shall not be liable for the consequence of any vote cast or consent given and shall not incur any liability to any Beneficiary Stockholder, except for willful misconduct evidencing bad faith or gross negligence.  The Beneficiary Stockholders shall indemnify the Trustee and hold him harmless from any and all liabilities which he may incur as a result of carrying on the business of the Trust, except for those arising out of the willful misconduct evidencing bad faith or gross negligence of the Trustee.

(b)           No contract or other transaction between the Company and the Trustee, or any person, firm or corporation in which the Trustee may be interested or with which he may be affiliated or in any way related, shall be rendered invalid by the fact of his being a party thereto, or being interested in or affiliated with or related to such person, firm or corporation, and the Trustee and any such person, firm or corporation are hereby relieved from any liability by reason of the making of any contract or participating in any transaction wherein the Trustee or any such person, firm or corporation, may be interested.

15.           Notice to Company.  An executed counterpart of this Trust Agreement shall be filed with the registered office of the Company.

16.           Termination.  Upon termination of the Trust hereunder, either because of the expiration of the term of the Trust or the withdrawal of all Deposited Shares by the Beneficiary Stockholders in accordance with Section 9 hereof, the Trustee shall take all such action as may be required to cause such Deposited Shares to be registered in the names of the Beneficiary Stockholders in accordance with their beneficial holdings as evidenced by the Trust Certificates, or transferred in accordance with their written instructions.

17.           Miscellaneous Provisions.

(a)           Any notice given hereunder shall be in writing and shall be addressed to any party at the address listed on the records of the Trustee or such other address as a party may have notified the other parties hereto (including the Trustee) in writing, or delivered to such person personally.  Notices by the Beneficiary Stockholders to the Trustee shall be sent to him at                                            .  All notices hereunder may be sent by certified or registered mail return receipt requested or delivered by telex, telecopy, telegram or similar method of communication.  Such notice shall be effective upon receipt.

(b)           This Trust Agreement shall be binding upon the successors, assigns, executors and administrators of the undersigned.  It may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.  It shall not be effective as to any party until it has been executed by all parties either individually or pursuant to a power of attorney.

(c)           Governing Law.  This Trust shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

TRUSTEE:

[Name]

BENEFICIARY STOCKHOLDERS:

[Name]

[EXECUTIONS CONTINUED]

[Name]

[Name]

[Name]

[Name]

[Name]

[Name]

[Name]

PRINCIPAL:

[Name]

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Title:

APPENDIX A

BENEFICIARY STOCKHOLDERS

Name	Address	Number of Shares	Relationship to Transferor

APPENDIX B

FORM OF TRUST CERTIFICATE

No.	Shares

New Enterprise Stone & Lime Co., Inc.

Trust Certificate

This certifies that                                                                                                                                                                                                                                                                                                                                        is the beneficial owner of                            shares of voting common stock ($       par value) of New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company”), which shares have been deposited with the Trustee of the Beneficiary Stockholders’ Voting Trust (the “Trust”) established pursuant to the Beneficiary Stockholders’ Voting Trust Agreement dated                                        ,              (the “Trust Agreement”).  Upon the surrender of this certificate, when permitted by and in accordance with the terms of the Trust Agreement, the registered holder hereof will be entitled to receive a certificate representing the same number of shares of the Company’s voting common stock.

This certificate is issued subject to, and the holder by accepting the same consents to, all the terms of the Trust Agreement, a copy of which will be made available to the holder hereof upon application to the Trustee.

This certificate is not transferable otherwise than in accordance with the provisions of the Trust Agreement.  Any transfer permitted under the provisions of the Trust Agreement shall be made upon the books of the Trust at the office of the Trustee by the holder of record hereof, either in person or by attorney thereto duly authorized in accordance with rules established for that purpose by the Trustee.

Trust interests represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or any state securities law, and may not be assigned, sold or transferred in violation of the Act or any such law.

Dated:                                            ,             .

Trustee

[Reverse of Certificate]

For value received                                                                                                                        hereby sell, assign, and transfer unto                                                                                                                                                                      the within certificate and all rights represented thereby and do hereby irrevocably constitute and appoint                                                                   attorney to transfer such certificates on the books of the Trustee mentioned therein with full power of substitution in the premises.

(LS)

In presence of

Notice:  The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or any change whatever.

APPENDIX C

CERTIFICATE

The undersigned, New Enterprise Stone & Lime Co., Inc. (the “Company”) hereby certifies that                                     , a                                            resident, is, and has been for the immediately preceding two (2) year period, active in the management of the Company.

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Title:

Dated:

EXHIBIT B

FORM OF TRANSFEREE STOCK RESTRICTION AGREEMENT

This STOCK RESTRICTION AND MANAGEMENT AGREEMENT dated as of                                       ,              is among                                                       , a resident of                                                 , and NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation.

BACKGROUND

The Company currently has authorized two classes of capital stock: (a) Common Stock, $         par value, which is divided into two different series, one of which is voting Common Stock and the other of which is non-voting Common Stock; and (b) Preferred Stock, $100 par value.

.The Transferee Stockholder currently is the record owner of          shares of the Company’s voting Common Stock and          shares of the Company’s non-voting Common Stock.  This Agreement does not govern any shares of Preferred Stock which may be owned by Holder.

The Transferee Stockholder acquired such shares from [name of transferor]                                                        in accordance with the terms and conditions of a [Stock Restriction and Management Agreement dated                         , 1990] [Transferee Stock Restriction Agreement dated                           ,         ] between Company and                                             .  The Transferee Stockholder and the Company have agreed that it would be in their respective best interests to set forth in writing the restrictions on the transfer of the shares of Common Stock and the obligations relating to the disposition of the shares of Common Stock which each will have to the other.

NOW, THEREFORE, intending to be legally bound hereby, the Transferee Stockholder and the Company agree as follows:

1.                                      DEFINITIONS.

The following terms shall have the meanings ascribed to them when used in this Agreement:

1.1.                              “Allowed Portion of Non-Voting Stock” shall mean an amount of the Transferee Stockholder’s Non-Voting Stock which, when added to all other transfers of Non-Voting Stock by such Transferee Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights) and all other transfers of Non-Voting Stock by Traced Transferees of the Original Transferor of the Transferee Stockholder,, is not more than twenty percent (20%) of the amount of Non-Voting Stock held by the Original Transferor of the Transferee Stockholder on the date of the Original Agreement.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement or comparable provisions of Transferee Agreements (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

1.2.          “Allowed Portion of Stock” shall mean either an Allowed Portion of Voting Stock or an Allowed Portion of Non-Voting Stock.

1.3.          “Allowed Portion of Voting Stock” shall mean an amount of a Transferee Stockholder’s Voting Stock which, when added to all other transfers of Voting Stock by such Transferee Stockholder pursuant to this Agreement (including pursuant to Section 3.4 hereof (relating to certain put rights)) and all other transfers of Voting Stock by Traced Transferees of the Original Transferor of the Transferee Stockholder, is not more than twenty percent (20%) of the amount of Voting Stock held by the Original Stockholder on the date of the Original Agreement.  For purposes of applying the twenty percent (20%) limit, transfers to transferees permitted under Section 4 of this Agreement (relating to transfers to spouses, lineal descendants or trusts) shall not be taken into account.

1.4.          “Appraisal” shall mean the valuation of the Common Stock conducted by an appraiser as required by Section 5.2 of this Agreement.

1.5.          “Appraiser” shall mean the appraiser performing the Appraisal, which appraiser shall be selected by agreement of the Original Stockholders; provided that if both Original Stockholders are no longer living or if the Original Stockholders are unable to agree, the appraiser shall be selected by members of the Board of Directors of the Company.

1.6.          “Certified Statements” shall mean the certified financial statements of the Company prepared by the Independent Accountants.

1.7.          “Closing” shall mean the actual transfer of shares of Common Stock by the Transferee Stockholder to the Company or the Remaining Transferee Stockholders, as the case may be.

1.8.          “Closing Date” shall mean the date of Closing.

1.9.          “Common Stock” shall mean the Company’s common stock, $ par value per share, which is issued and outstanding.

1.10.        “Company” shall mean New Enterprise Stone & Lime Co., Inc., a Delaware corporation.

1.11.        “Competitor” shall mean any person or entity conducting a commercial enterprise engaged in business operations which compete directly or indirectly with the Company.

1.12.        “Customer” shall mean any person, division or unit of a business enterprise, or unit of a government agency, with whom or which, at the time of termination of a Transferee Stockholder’s or his spouse’s employment by Company, as applicable, the Company has a contract, or is negotiating for a contract, or has submitted a bid which has not yet been accepted or rejected, or is preparing a bid to be submitted.

1.13.        “Discharge For Cause” shall mean termination of employment by the Company due to conviction of a crime or participating in, benefitting from, or not acting to prevent, a known fraud against the Company or if, in the Board of Directors’ opinion, the terminated person’s conduct as an employee has evidenced a repeated willful failure or refusal to perform those functions necessary or desirable for the efficient operation of the Company’s business activities or to develop and promote the business opportunities of the Company.

1.14.        “Discharge Without Cause” shall mean a termination of employment by the Company other than for Permanent Disability, Retirement or death, and other than for Discharge for Cause.

1.15.        “Earnings Per Share” shall have the meaning set forth in Section 5.1.3 of this Agreement.

1.16.        “Employment Qualification” shall mean, with respect to any transferee of shares of Common Stock pursuant to this Agreement, a requirement that the transferee, or the spouse of the transferee (or, if applicable, the beneficiary of a trust which is a transferee hereunder, or the spouse of any such beneficiary), be, and have been for the immediately preceding two (2) years, active in the management of the Company as of the time of the transfer.

1.17.        “Family Members” shall mean the person having lineal consanguinity (ascending or descending) with the Transferee Stockholder, and the spouses of any such persons.

1.18.        “Family Member List” shall mean a written list which the Transferee Stockholder shall supply to the Company from time to time setting forth the names, addresses and relationships of all of the Transferee Stockholder’s Family Members.

1.19.        “Free Transfer Period” shall mean the sixty (60) day period following the expiration of the time provided in Section 6.2.1 of this Agreement for election to purchase by Remaining Transferee Stockholders, except as otherwise expressly provided in this Agreement.

1.20.        “Fully Electing Remaining Stockholder” shall mean a Remaining Stockholder who has elected to purchase the full portion of shares of Offered Voting Stock and Offered Non-Voting Stock available to him pursuant to Section 6.1.3 of this Agreement.

1.21.        “Independent Accountants” shall mean the independent accountants engaged by the Company to audit the Company’s books and records.

1.22.        “Net Worth” shall have the meaning set forth in Section 4.2 of this Agreement.

1.23.        “Non-Voting Stock” shall mean all shares of non-voting Common Stock, whether now owned or hereafter acquired.

1.24.        “Offer” shall mean the offer made pursuant to Section 2 of this Agreement.

1.25.        “Offer Notice” shall mean the notice of an Offer required to be made by Section 2.2 of this Agreement.

1.26.        “Offered Stock” shall mean the shares of Common Stock which are the subject of an Offer, and shall include, for purposes of Section 6.1 of this Agreement (relating to acceptance of the Offer) shares of Common Stock which are the subject of a Put Notice.

1.27.        “Offered Voting Stock” shall mean shares of Offered Stock which are shares of Voting Stock.

1.28.        “Offered Non-Voting Stock” shall mean shares of Offered Stock which are shares of Non-Voting Stock.

1.29.        “Offering Date” shall mean, unless otherwise specified in this Agreement, the date on which communication of an Offer, in the form of an Offer Notice or otherwise, is received by the Company.

1.30.        “Original Agreement” shall mean the Stock Restriction and Management Agreement dated                                       , 1990 among the Company and the Original Stockholders.

1.31.        “Original Stockholder” shall mean either of Donald L. Detwiler or Paul I. Detwiler, Jr. and “Original Stockholders” shall mean both such individuals.

1.32.        “Original Transferor” shall mean, as to a particular share or shares of Common Stock, the Original Stockholder who owned such share(s) on the date of the Original Agreement which share(s) are owned by the Transferee Stockholder on the date of this Agreement.

1.33.        “Permanent Disability” shall mean a physical or mental incapacity, certified by a licensed physician of the Company’s choice, which prevents a person from carrying out his or her full-time employment with the Company for a period of                      (          ) consecutive days or a total of                                (          ) days within any three hundred sixty-five (365) day period.

1.34.        “Permitted Transferee” shall mean any of the spouse or lineal descendants of the Transferee Stockholder.

1.35.        “Preferred Stock” shall mean the Company’s preferred stock, $100 par value per share, which is issued and outstanding.

1.36.        “Prohibited Action” shall mean any action referred to in Section 8.3.1 of this Agreement.

1.37.        “Purchaser” shall mean the Company or the Remaining Stockholders, or both the Company and the Remaining Stockholders, as applicable, to the extent such entity or person(s) is a purchaser of shares of stock pursuant to this Agreement.

1.38.        “Put Notice” shall mean a written notice from the Transferee Stockholder to the Company that he is exercising his rights under any of the provisions of Section 3.4 of this Agreement (relating to certain put rights).

1.39.        “Put Shares” shall mean shares of Common Stock which are the subject of a Put Notice.

1.40.        “Qualified Shares” shall mean shares of Voting Stock acquired by the Transferee Stockholder which were permitted to be transferred to the Transferee Stockholder because the Transferee Stockholder was a Spouse-Qualified Transferee Stockholder.

1.41.        “Qualifying Spouse” is defined in Section 1.47 hereof.

1.42.        “Qualified Transferee” shall mean any Permitted Transferee who (or whose spouse) satisfies the Employment Qualification, or a trust created for the benefit of such a Permitted Transferee.

1.43.        “Remaining Stockholders” shall mean the holders of shares of the Company’s issued and outstanding capital stock, whether Common Stock, Preferred Stock or other class of the Company’s capital stock which may hereafter be authorized, other than the Transferee Stockholder.

1.44.        “Remaining Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Voting Stock.

1.45.        “Remaining Non-Voting Stockholder” shall mean a Remaining Stockholder who owns shares of Non-Voting Stock.

1.46.        “Retirement” shall mean a voluntary termination of employment with the Company for a reason other than Permanent Disability or other employment, at age 65 or other age established under Company policies as the retirement age for executives of the Company.  To “Retire” shall mean to so terminate employment.

1.47.        “Spouse-Qualified Transferee Stockholder” shall mean the Transferee Stockholder if the Transferee Stockholder was Qualified Transferee under Section 4 of the Original Agreement (or comparable provision of a Transferee Agreement) by reason of his or her spouse’s satisfying the Employment Qualification at the time the Transferee Stockholder acquired shares of Voting Stock, and the Transferee Stockholder was thereby permitted under the terms of the Original Agreement (or comparable provisions of a Transferee Agreement) to be a transferee of shares of Voting Stock not subject to a Voting Trust.  A spouse that enables a Transferee Stockholder to be such a Qualified Transferee is referred to in this Agreement as the “Qualifying Spouse.”

1.48.        “Traced Transferees” shall mean all transferees of the Original Stockholder (and transferees of such transferees) who is the Original Transferor of the Transferee Stockholder.

1.49.        “Trade Secret” shall mean any proprietary right of Company in any product, method or procedure whether or not such product, method or procedure is patented, trademarked or copyrighted.

1.50.                        “Transferee Agreements” shall mean agreements in substantially the same form as this Agreement between the Company and other transferees of Common Stock from the Transferee Stockholder’s Original Transferor (or transferees of such transferees).

1.51.                        “Transferee Stockholder” shall mean

1.52.                        “Trust Agreement” shall mean a Voting Trust Agreement substantially in the form of Exhibit A to the Original Agreement.

1.53.                        “Voting Stock” shall mean all shares of voting Common Stock, whether now owned or hereafter acquired.

1.54.                        “Voting Trust” shall mean a voting trust established under a Trust Agreement which trust shall (i) be created under Pennsylvania law; (ii) have a term of not less than ten (10) years; (iii) provide for the issuance of one or more trust certificates to the Permitted Transferee(s) on whose behalf the trust is created, which certificates shall represent the Permitted Transferee’s economic participation in the Company represented by the shares of Voting Stock deposited in the trust; and (iv) have as trustee either (x) a non-disabled Original Stockholder or (y) any Qualified Transferee of a disabled or deceased Original Stockholder to whom such Original Stockholder could have transferred such Voting Stock pursuant to Section 4 of the Original Agreement (taking into account, for purposes of this clause (y), the Employment Qualification).

2.                                      RESTRICTIONS ON TRANSFER

2.1.                              Restriction on Voluntary Transfer.

Except as otherwise provided in this Agreement, the Transferee Stockholder may not transfer (whether by sale, gift or otherwise), pledge or encumber any of his shares of Common Stock unless such Transferee Stockholder has first made an offer, in the order and manner set forth in this Agreement, to sell either (A) all of his shares of Common Stock or (B) an Allowed Portion of Stock (but in no event less than the shares of Common Stock proposed to be so transferred, pledged or encumbered by the Transferee Stockholder), to the Company and to the Transferee Stockholder’s Family Members, if applicable, and to the Remaining Stockholders of the Company, and the Offer has not been accepted in the manner set forth in this Agreement.

2.2.                              Offer by the Transferee Stockholder.

An Offer Notice will be communicated to the Company and to the Remaining Stockholders concurrently and will consist of (a) an offer by a Transferee Stockholder to sell, in accordance with the provisions of this Agreement, either all of his shares of Common Stock or an Allowed Portion of Stock, but in no event less than the number of shares identified pursuant to clause (c) of this Section 2.2; (b) a statement of the Transferee Stockholder’s bona fide intention to transfer, pledge or encumber, as the case may be, any or all of his shares of Common Stock and the identity and address of the prospective record and beneficial transferees, pledgees or lienors; (c) the number of the shares of Common Stock involved in the proposed transfer, pledge or encumbrance and whether such shares are Voting Stock or Non-Voting Stock; and (d)

the terms of the proposed transfer, pledge or encumbrance, including, without limitation, any financing arrangements then known to the Transferee Stockholder.

2.3.                              Stock to Which Offer Relates.

If a Transferee Stockholder proposes to transfer, pledge or encumber an Allowed Portion of Stock, the Offer made by such Transferee Stockholder pursuant to Section 2 of this Agreement shall relate only to those shares of Voting Stock or Non-Voting Stock, or both, as applicable, proposed to be transferred, pledged or encumbered at such time.  If a Transferee Stockholder proposes to transfer, pledge or encumber either (a) an amount of his Voting Stock which exceeds an Allowed Portion of Voting Stock, or (b) an amount of his Non-Voting Stock which exceeds an Allowed Portion of Non-Voting Stock, the Offer shall relate to all shares of Common Stock then held by such Transferee Stockholder.

3.                                      OTHER EVENTS TRIGGERING TRANSFERS

3.1.                              Transfer by Operation of Law.

If any Transferee Stockholder makes a general assignment for the benefit of creditors, is adjudged a bankrupt, becomes insolvent or in any manner transfers by operation of law (other than as a result of death or any merger or consolidation to which the Company is a party) shares of Common Stock, or any part thereof, such Transferee Stockholder will be deemed thereby to have made the Offer to sell all of his shares of Common Stock in accordance with the provisions of Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of written notice of any such assignment, adjudgment, insolvency or transfer.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Transferee Stockholder’s shares of Common Stock, and the Family Members and Remaining Stockholders do not purchase all of such unpurchased shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate, subject to applicable legal restraints.  Upon subsequent acceptance of the Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

3.1.1.       If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder, then, if the Qualifying Spouse makes a general assignment for the benefit of creditors, is adjudged a bankrupt or becomes insolvent, the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Qualified Shares as if the Transferee Stockholder had been the one to make such assignment or be so adjudged; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which be may then own; and provided further that an Offer will not be deemed thereby to have been made if the Transferee Stockholder deposits his Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

3.2.                              Retirement; Cessation of Employment in Certain Cases.

If a Transferee Stockholder Retires, is Discharged For Cause or voluntarily terminates his employment with the Company (or otherwise ceases to be a full-time employee of the Company for a reason other than Permanent Disability, death or Discharge Without Cause), the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Common Stock in accordance with Section 2 of this Agreement and the Offering Date will be deemed to be the date of receipt by the Company of notice of such cessation of employment.  If the Company, pursuant to Section 6.1.1 of this Agreement, elects not to purchase any or all of such Transferee Stockholder’s shares of Common Stock, and the Transferee Stockholder’s Family Members and the Remaining Stockholders do not purchase all of such shares of Common Stock pursuant to the Offer, each within the time periods set forth in Section 6.1 of this Agreement, then the Offer will be deemed a continuing offer thereafter and the Company may accept the Offer at such time as it believes to be appropriate.  Upon subsequent acceptance of the Offer by the Company, the Offering Date will be deemed to be the date of such acceptance; provided, however, that if the Offer is subsequently accepted by the Company within six (6) months of the time it was originally made, the valuation of the shares of Common Stock will be made as if the Offer had been accepted on the Offering Date.

3.2.1.       If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder then, if the Qualifying Spouse Retires, is Discharged For Cause or voluntarily terminates his employment with the Company (or otherwise ceases to be a full-time employee of the Company for a reason other than Permanent Disability, death, or Discharge Without Cause), the Transferee Stockholder will be deemed thereby to have made an Offer to sell all of his Qualified Shares as if the Transferee Stockholder had been the one to Retire, be Discharged For Cause or voluntarily terminate his employment with the Company; provided, however, that such event shall not require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that an Offer will not be deemed thereby to have been made if the Transferee Stockholder deposits his Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

3.3.                              Permanent Disability or Death of Transferee Stockholder.

3.3.1.       Upon the Permanent Disability or death of a Transferee Stockholder, except as specifically provided in Section 3.3.3 hereof, such Transferee Stockholder or the personal representative of such Transferee Stockholder, whether or not properly qualified, shall sell all of his shares of Common Stock to the Company, and the Company shall purchase all of his shares of Common Stock, all in accordance with the terms of this Agreement as if an Offer were made.  Upon the death of such Transferee Stockholder, should any or all of his shares of Common Stock be transferred by operation of law to any of the heirs of such Transferee Stockholder, the personal representative of such Transferee Stockholder, whether or not properly qualified, shall be deemed to have made the Offer in accordance with the terms of this Agreement on behalf of such heirs.  In the event of such death or Permanent Disability, the Offering Date will be deemed to be the date of receipt of written notice of the occurrence of such event by the Company.

3.3.2.       In the event an Offer is deemed made pursuant to Section 3.3.1 of this Agreement and the Company is unable to purchase the shares of Offered Stock because of a legal or contractual impediment as provided in Section 6.1.1 hereof, then, after the Free Transfer Period, the Company’s obligation to purchase such shares shall be continuing and the Company shall notify the Transferee Stockholder or personal representative, and shall purchase such shares, as soon as practicable after it is relieved of the legal or contractual impediment which prevented it from purchasing such shares.  Upon any such subsequent purchase, the Offering Date will be deemed to be the date the Company notifies the Transferee Stockholder or personal representative of its ability to purchase due to relief from the legal or contractual impediment.

3.3.3.       Notwithstanding Section 3.3.1 and any other provisions of this Agreement to the contrary, upon the Permanent Disability or death of any Transferee Stockholder, such Transferee Stockholder or his properly qualified personal representative may transfer (A) any Non-Voting Stock to any Permitted Transferee, or a trust created for the benefit of a Permitted Transferee/ and (B) any Voting Stock to any Permitted Transferee or any trust for the benefit of a Permitted Transferee, provided that, if such Permitted Transferee of Voting Stock who receives such shares, or who is the beneficiary of any such trust, is not also a Qualified Transferee at the time of the transfer, such shares of Voting Stock shall be subject to a Voting Trust for the benefit of the Permitted Transferee.  The transfer to any such Permitted Transferee or trust (whether holding shares of Common Stock or voting trust certificates) shall not be recognized unless, prior thereto, the Permitted Transferee (or trustee of a trust for the benefit of the Permitted Transferee) has executed and delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of Exhibit B to this Agreement.

In the event that the Transferee Stockholder makes a transfer to a Voting Trust for the benefit of a Permitted Transferee as provided in this Section 3.3.3, the shares of Voting Stock so transferred will be considered as owned by the beneficiary Permitted Transferee in computing the portion of Company’s capital stock owned by such Permitted Transferee for purposes of determining the rights and obligations of such Permitted Transferee under this Agreement and other Transferee Agreements, if any, but in no event will the obligation of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

3.3.4.       if the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder, then, if the Qualifying Spouse suffers a Permanent Disability or dies, then the Transferee Stockholder shall sell all of his Qualified Shares to the Company as if such event had happened to the Transferee Stockholder; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that the Transferee Stockholder shall not be required to sell his Qualified Shares pursuant to this Section 3.3.4 if the Transferee Stockholder deposits the Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

3.4.                              Put Options.

3.4.1.       Put Option By Transferee Stockholder in the Event of Discharge Without Cause.  If a Transferee Stockholder is Discharged Without Cause, the discharged Transferee

Stockholder may, at any time thereafter, require the Company (and if so required by the Transferee Stockholder, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Transferee Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company within thirty (30) days after any such discharge, in which event, any such purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable), and Sections 5.3, 6.1 and 6.5 of this Agreement.  If the Transferee Stockholder is a Spouse-Qualified Transferee Stockholder and the Qualifying Spouse is Discharged Without Cause, then the Transferee Stockholder may, upon such Discharge Without Cause of the Qualifying Spouse, require the Company to purchase, in accordance with the foregoing sentence, all, but not less than all, of his Qualified Shares.  If the Transferee Stockholder does not exercise his right to require the Company to purchase such Qualified Shares upon the Discharge Without Cause of the Qualifying Spouse, then the Transferee Stockholder shall be deemed to have made an Offer to sell all of his Qualified Shares; provided, however, that such event shall not, by itself, require the Transferee Stockholder to sell any shares of Non-Voting Stock which he may then own; and provided further that such Offer will not be deemed to be made if the Transferee Stockholder deposits such Qualified Shares in a Voting Trust for the benefit of the Transferee Stockholder or a Permitted Transferee of the Transferee Stockholder, or transfers same to a Qualified Transferee of the Transferee Stockholder.

3.4.2.       Tenth Anniversary Put.  At any time after the tenth anniversary of the date of this Agreement, any Transferee Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase all or any portion of (as required by such Transferee Stockholder) his shares of Common Stock by delivery of a Put Notice to the Company.  In such event, any purchase and sale shall take place in accordance with Sections 5.1 or 5.2 (as applicable) and Sections 5.3, 6.1 and 6.5 of this Agreement.

3.4.3.       Put of Allowed Portion of Voting Stock.  At any time after the date of this Agreement, a Transferee Stockholder may require the Company (and if so required, the Company hereby agrees, subject to Section 6.1.1 of this Agreement) to purchase an amount of his Voting Stock up to the Allowed Portion of Voting Stock by delivery of a Put Notice to the Company; provided, however, that a Transferee Stockholder may not exercise his right to require the Company to so purchase his shares of Voting Stock pursuant to this Section 3.4.3 more than once each fiscal year.  Any such purchase and sale shall take place in accordance with Sections 5.1, 5.3, 6.1 and 6.5 of this Agreement.

3.4.4.       Rights Of Remaining Stockholders.  If the Company is unable to fulfill its obligations under this Section 3.4 by reason of a legal or contractual impediment as provided in Section 6.1.1 (which cannot be removed as provided in said Section 6.1.1), then the Remaining Stockholders shall have an option to acquire the Put Shares, as if such shares were shares of Offered Stock and Section 6.1.2 applied.  Any Put Shares not purchased by the Remaining Stockholders shall again become subject to this Agreement, provided that, if not all such Put Shares are so purchased, the exercising Transferee Stockholder shall have the ability to rescind any elections by the Remaining Transferee Stockholders to purchase such Put Shares, whereupon all such Put Shares shall again be subject to the terms and conditions of this Agreement.

3.4.5.       Election to Apply Section 5.1 or 5.2.  If the number of Put Shares exceeds an Allowed Portion of Stock but is less than all shares then owned by the Transferee Stockholder providing the Put Notice, the Company may elect to calculate the purchase price therefore in accordance with either Section 5.1 or 5.2 of this Agrement.

4.                                      PERMITTED TRANSFERS

4.1.                              Transfer to Spouse, Lineal Descendants or Trusts.

Notwithstanding any provision in this Agreement to the contrary, the Transferee Stockholder may transfer, at any time all or any portion of his shares of Common Stock to a Permitted Transferee, or a trust created for the benefit of a Permitted Transferee.  A transfer will not be permitted under this Section 4.1 unless (a) prior to any such transfer there has been delivered to the Company by the Permitted Transferee, and by the trustee of any trust created for the benefit of a Permitted Transferee, a Transferee Stock Restriction Agreement substantially in the form of this Agreement; and (b) if the shares of Common Stock to be transferred under this Section 4.1 are shares of Voting Stock, the Permitted Transferee who receives such shares or is the beneficiary of any such trust, is also a Qualified Transferee.

4.2.                              Transferor to Trust Treated as Owner.

In the event that the Transferee Stockholder makes a transfer to a trust referred to in Section 4.1 for the benefit of a Permitted Transferee the shares of the Company’s capital stock so transferred, nevertheless, will be considered as owned by the transferor in computing the portion of Company’s capital stock owned by such transferor for purposes of determining the rights and obligations of such transferor under this Agreement and similar agreements, if any, with other stockholders of the Company, but in no event will the obligations of the Company or a Remaining Stockholder be duplicated as a consequence of this provision.

5.                                      PRICE AND TERMS

5.1.                              Terms and Conditions for Sale of An Allowed Portion of Stock.

If an Offer relates to either the sale of an Allowed Portion of Stock, or the sale of an amount of Common Stock which is less than the amount of Common Stock owned by the Transferee Stockholder’s Original Transferor on the date of the Original Agreement, then the following terms and conditions shall apply to the sale:

5.1.1.       Price.  The price for the purchase of any Allowed Portion of Stock will be the higher of (x) the Net Worth of Company multiplied by a fraction, the numerator of which is the number of shares of Common Stock to be purchased and the denominator of which is the total number of issued and outstanding shares of Common Stock as of the Offering Date, including the shares of Common Stock which are shares of Offered Stock or (y) the Earnings Per Share of Common Stock multiplied by twelve (12) times the aggregate number of shares of Common Stock to be purchased.

5.1.2.       Net Worth.  For purposes of this Agreement, ! the Net Worth of Company will mean:

(a)           Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the net worth of the Company on the last day of the fiscal year of the Company immediately preceding the fiscal year in which the Offering Date occurs; or

(b)           Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year, the net worth of the Company on the last day of the fiscal year of the Company in which the Offering Date occurs, in either case, as reflected on the Company’s Certified Statements for such year; provided, however, that the Net Worth (a) will include only capital paid in (including par value and surplus) for, and retained earnings attributable to, the Company’s issued and outstanding shares of Common Stock; and (b) will not include any proceeds of insurance paid upon the death of a Transferee Stockholder which would otherwise be included in Net Worth, but shall include the net cash surrender value (cash surrender value minus any loans) of such policies immediately prior to the death of a Transferee Stockholder, which would otherwise be excluded from Net Worth.

5.1.3.       Earnings Per Share.  The Earnings Per Share of Common Stock shall mean the amount determined as follows:

(a)           Offer in First Half of Year.  If the Offering Date occurs prior to the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the three (3) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

(b)           Offer in Second Half of Year.  If the Offering Date occurs on or after the first (1st) day of the seventh (7th) month in any fiscal year of the Company, the Earnings Per Share shall be the average of the earnings per share of Common Stock in each of the fiscal year in which the Offering Date occurs and the two (2) fiscal years immediately preceding the fiscal year in which the Offering Date occurs.

Earnings per share for each such year will be obtained by dividing (x) the net income (after provision has been made for federal, state and local taxes) of the Company, for each such year as derived from the Certified Statements by (y) the average number of shares of Common Stock issued and outstanding in each such year, as calculated by the Independent Accountants in accordance with generally accepted accounting principles consistently applied.

5.2.          Terms and Conditions For Sale of All Common Stock.

In the case of an Offer relating to an amount of Common Stock which is equal to or more than the amount of Common Stock owned by the Transferee Stockholder’s Original Transferor on the date of the Original Agreement, then the purchase price will be determined by an Appraisal conducted by an Appraiser at the time the Offer is made.  Company shall arrange, as necessary, for an Appraiser to value its Common Stock promptly after an Offer Notice or Put Notice is communicated pursuant to this Agreement.

5.3.          Payment.

The purchase price for any shares of Offered Stock will be paid in thirty-two (32) equal consecutive quarterly installments, the first of which will be paid on the Closing Date, and the remainder of which will be paid on the next succeeding thirty-one (31) quarterly anniversary dates of Closing (or next business day, if such anniversary is on a Saturday, Sunday or holiday), together with accrued interest from the Closing Date on the unpaid portion of the purchase price at the rate of          percent (    %) per annum.

6.             PROCEDURES

6.1.          Acceptance of Offer.

6.1.1.       The Company.

(a)           Obligation of the Company.  Within ninety (90) days after receipt by the Company of (a) the Offer made or deemed to have been made pursuant to Section 3.3 (relating to permanent disability or death) of this Agreement, or (b) a Put Notice, the Company shall purchase all, but not less than all, of the shares of Offered Stock unless the Company receives from its independent legal counsel within such period a written opinion based on information available at the time (including without limitation comparative analyses of unaudited financial statements and good faith projections of year-end results) to the effect that payment of the purchase price contemplated by such Offer is prohibited by applicable law, rule or regulation, or by a contract or agreement which affects the Company.

(b)           Election of the Company.  Within ninety (90) days after receipt of an Offer other than an Offer referred to in Section 6.1.1(a), the Company may elect, but shall not be required, to purchase all, but not less than all, of the shares of Offered Stock.  After such ninety (90) day period and after the periods provided in Section 6.1.2 for purchase by the Remaining Stockholders, the Company shall again have the right to purchase any shares of Offered Stock to the extent such shares are the subject of an Offer made under Section 3.1 (relating to transfers by operation of law) or Section 3.2 (relating to cessation of employment) of this Agreement, insofar as such Offers shall be continuing as provided in Sections 3.1 and 3.2 of this Agreement.

(c)           Contractual Impediment.  If the opinion of the independent legal counsel referred to in Section 6.1.1(a) of this Agreement is to the effect that payment of such purchase price is not prohibited by any applicable law, rule or regulation, but is prohibited by a contract or agreement which affects the Company, then the Company will promptly use its best efforts to obtain such consents or waivers as may be necessary to remove such impediment to the purchase.  Within ten (10) days after receipt of all such consents or waivers, the Company promptly will purchase all shares of Offered Stock.  If, after using its best efforts, the Company is unable to obtain such consents or waivers, the Company will give written notice to the Transferee Stockholder, the Transferee Stockholder’s Family Members as identified on his Family Member List, and to the Remaining Stockholders of such inability and rejection of the Offer.

(d)           Legal Impediment.  If the legal opinion referred to in Section 6.1.1 (a) is to the effect that payment of such purchase price is prohibited by applicable law, rule or regulation, and if the legal prohibition can be eliminated by recapitalization in accordance with generally accepted accounting principles (including adjustment of the value of its assets or adjustment of the par value of the Company’s issued and outstanding capital stock or other reasonable action by the Company), then the Company will take such action.  If such prohibition cannot be eliminated by any such action, the Company will give written notice to the Transferee Stockholder, the Transferee Stockholder’s Family Members as identified on his Family Member List, and to the Remaining Stockholders of the Company’s inability to purchase and the rejection of the Offer.

6.1.2.       Family Members.  If the Offer is rejected by the Company pursuant to Section 6.1.1. of this Agreement, then the Transferee Stockholder shall next offer any shares of Offered Stock to the Transferee Stockholder’s Family Members who shall be entitled to purchase such shares on a first come/first serve basis.  If, within thirty (30) days after the Company’s notice is given to such Family Members pursuant to Section 6.1.1, any shares of Voting Stock have not been elected to be purchased by the Transferee Stockholder’s Family Members, then the Remaining Stockholders shall have the right to purchase any such unpurchased shares as provided in Section 6.1.3 hereof.

6.1.3.       Remaining Stockholders.

(a)           Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement and shares of Offered Stock are not purchased by the Transferee Stockholder’s Family Members pursuant to Section 6.1.2 hereof, each Remaining Voting Stockholder,  within sixty (60) days after the receipt by such Remaining Voting Stockholder of the notice from the Company rejecting the Offer pursuant to such Section 6.1.1 (but not sooner than thirty (30) days after such notice is received), may elect, but shall not be required, to purchase up to that proportion of the unpurchased shares of Offered Voting Stock as the number of shares of Voting Stock which such Remaining Voting Stockholder owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Voting Stock other than shares of Offered Voting Stock and any other shares of Voting Stock owned by the offering Transferee Stockholder.

(b)           Non-Voting Stock.  If the Offer is rejected by the Company pursuant to Section 6.1.1 of this Agreement and shares of Offered Stock are not purchased by the Transferee  Stockholder’s Family Members pursuant to Section 6.1.2 hereof, each Remaining Stockholder, within the same thirty (30) day period allowed for the election to purchase shares of Offered Voting Stock pursuant to Section 6.1.3(a), may elect, but shall not be required, to purchase up to that proportion of the unpurchased shares of Offered Non-Voting Stock as the number of shares of Preferred Stock and Non-Voting Stock which such Remaining Stockholder owns as of the Offering Date bears to the aggregate number of then issued and outstanding shares of Preferred Stock and Non-Voting Stock, other than the shares of Offered Non-Voting Stock, and any other shares of Non-Voting Stock or Preferred Stock, owned by the offering Transferee Stockholder.

(c)           Subsequent Opportunity to Purchase.  If any Remaining Stockholder does not elect to purchase all of the portion of the unpurchased shares of Offered Voting Stock or Offered Non-Voting Stock available to him pursuant Sections 6.1.3(a) and 6.1.3(b), each Fully Electing Remaining Stockholder may elect, for a period of fifteen (15) days, to purchase that portion of the shares of Offered Stock not elected to be purchased by any Remaining Stockholder pursuant to Section 6.1.3(a) and 6.1.3(b), as the number of shares of Voting Stock, Preferred Stock and Non-Voting Stock which he owns as of the Offering Date bears to the aggregate number of issued and outstanding shares of Voting Stock, Preferred Stock and Non-Voting Stock owned as of the Offering Date by all Fully Electing Remaining Stockholders.  The fifteen (15) day period for the purchase of shares pursuant to this Section 6.1.3 (c) shall not commence until the conclusion of the thirty (30) day period under Sections 6.1.3(a) and 6.1.3(b).

If all of the shares of Offered Stock are not so purchased, then the procedure set forth in the preceding paragraph will be repeated until all of the shares of Offered Stock have been so purchased or no Fully Electing Remaining Transferee Stockholders elect to buy all of the unpurchased shares of Offered Stock.

6.1.4.       Exercise.  Within the appropriate ninety (90) day period referred to in Section 6.1.1 of this Agreement, the Company will give notice of its agreement to purchase all of the shares of Offered Stock, or of its rejection of the Offer pursuant to Section 6.1.1 of this Agreement, to the Transferee Stockholder, his Family Members as identified on the Family Member List, and to each Remaining Stockholder.  Failure to give any such notice will constitute notice of rejection of the Offer pursuant to Section 6.1.1 on the ninetieth (90th) day.  Each Family Member or Remaining Stockholder will exercise his election, if any, to purchase by giving written notice thereof to the Transferee Stockholder, to the other Remaining Stockholders and to the Company.  In the event of agreement by the Company to purchase, its notice will specify a date for Closing which will be not more than sixty (60) days after the date of the giving of such notice; provided, however, that if the purchase price is determined pursuant to Section 5.1.2(b) or 5.1.3(b) of this Agreement, the Closing shall take place not more than thirty (30) days after the Certified Statements are available for the fiscal year which includes the Offering Date.  In the event the Family Members or Remaining Stockholders, or one or more of them, elect to purchase all or a portion of the shares of Offered Stock, Closing with respect to such shares will be held at such time as may be mutually agreed upon by the Transferee Stockholder and those Family Members or Remaining Stockholders who have agreed to purchase and, in the absence of such agreement, will be held on the sixtieth (60th) day following receipt by the Transferee Stockholder of a Family Member’s notice of election to purchase or of the last notice of election to purchase from a Remaining Stockholder, as applicable.

6.2.          Release from Restriction.

6.2.1.       Free Transfer Period.  If the Offer is not accepted by the Company, the Family Members or by the Remaining Stockholders as to any or all of the Offered Stock, the Transferee Stockholder may, subject to Section 6.6 hereof, make a bona fide transfer, pledge or encumbrance of the shares of Offered Stock with respect to which the Transferee Stockholder’s Offer has not been accepted by the Company, the Family Members or by the Remaining Stockholders at any time within sixty (60) days following the expiration of the time provided in

Section 6.1.3 of this Agreement for election to purchase by the Remaining Stockholders, provided that the Transferee Stockholder first complies with the provisions of Section 6.3 of this Agreement (relating to conditions of release from restriction).

(a)           Certain Offers Continuing.  Notwithstanding the foregoing paragraph, if the Offer is made pursuant to Sections 3.1 (relating to transfers by operation of law) or 3.2 (relating to cessation of employment), the Offer shall be a continuing Offer as provided in said Sections, and the Transferee Stockholder may not transfer the Offered Stock under this Section 6.2.

(b)           Rescission Rights.  If the Offer (regardless of under which Section of this Agreement the Offer is deemed to be made) is not accepted by the Company or the Family Members as to all the shares of Offered Stock, but is accepted by the Remaining Stockholders as to some, but not all, of the shares of Offered Stock available to the Remaining Stockholders, the Transferee Stockholder may, but will not be obligated to, rescind the agreements of sale created by such elections of the Remaining Stockholders to purchase which the Stockholder has received, in which event the shares of Offered Stock which were available to the Remaining Stockholders again will become subject to all of I     the restrictions of this Agreement and may not be transferred subsequently without compliance with the terms of this Agreement.

(a)           Free Transfer Only If Rescission Rights Not Exercised.  If the Offer is not accepted by the Company or the Family Members as to all the shares of Offered Stock, but is accepted by the Remaining Stockholders as to some, but not all, of the shares of Offered Stock, and the Transferee Stockholder does not rescind the agreements of sale created by such elections of the Remaining Stockholders pursuant to Section 6.1.3, the Transferee Stockholder may, subject to Section 6.6 hereof, make a bona fide transfer, pledge or encumbrance of those shares of Offered Stock with respect to which agreements of sale created by such elections of the Remaining Stockholders do not exist at any time within the Free Transfer Period, provided that the Transferee Stockholder first complies, as may be required, with the provisions of Section 6.3 of this Agreement.

6.2.2.       Public Offering.  Immediately upon the closing of the purchase of shares of Common Stock by an underwriter, or group of underwriters, pursuant to a public offering by the Company of its Common Stock, the rights and obligations affecting the disposition of the Common Stock as set forth in this Agreement will be of no force or effect.  In such event, the Transferee Stockholder will be free to dispose of Common Stock in any manner he deems appropriate consistent with relevant law, and neither the Company nor any Remaining Stockholder will have any obligation to purchase the shares of Common Stock.

6.3.          Conditions of Release from Restriction.

6.3.1.       More Favorable Transfer Requires Re-Offer.  If any of the terms of a proposed bona fide transfer during the Free Transfer Period to a transferee other than the Company, the Family Members or the Remaining Stockholders under the terms of this Agreement are more favorable to the transferee than the corresponding terms in accordance with which the Company, the Family Members or the Remaining Stockholders could have purchased the shares of Offered Stock under this Agreement, then the Transferee Stockholder may not transfer the shares of Offered Stock proposed to be transferred to such transferee without first having made a second Offer to transfer the shares of Offered Stock to the Company, the Family Members and the Remaining Stockholders on the same terms as the contemplated transfer to such transferee.  Thereupon, subject to Section 6.6 hereof, the Transferee Stockholder may make such bona fide transfer as to those shares of Offered Stock with respect to which the second Offer has not been accepted by any of the Company, the Family Members or the Remaining Stockholders within thirty (30) days after their receipt of such second Offer.  The allocation of the shares of Offered Stock among the Remaining Stockholders, including allocation upon rejection of the second Offer, by any Remaining Stockholder with respect to such second Offer will be the same as provided in Section 6.1.3 of this Agreement.  If a second Offer to sell the shares of Offered Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.1, the Free Transfer Period with respect to the second offer will commence on the earlier of (x) the date of receipt by the Transferee Stockholder of the last rejection of the second Offer from the Remaining Stockholders or (y) the thirtieth (30th) day after the date of the second Offer.  Any shares of Offered Stock which are not transferred, pledged or encumbered during the Free Transfer Period will again become subject to all of the restrictions of this Agreement and may not be subsequently transferred without compliance with the terms of this Agreement.

6.3.2.       Pledge or Encumbrance.  If any Transferee Stockholder proposes to pledge or encumber shares of Common Stock, such Transferee Stockholder may not, after the Offer with respect to those shares of Common Stock has been rejected by the Company, the Family Members and the Remaining Stockholders, pledge or encumber shares of Common Stock without first having requested in writing to borrow from the Company and the Remaining Stockholders on the same terms and conditions of any proposed borrowing contemplating such proposed pledge or encumbrance.  Thereupon, such Transferee Stockholder may make such pledge or encumbrance as to those shares of Common Stock with respect to which such request has not been granted by either the Company or the Remaining Stockholders within thirty (30) days after their receipt of such request.  The Remaining Stockholders’’ participation in any advance to such Transferee Stockholder will be calculated in the same manner as provided in Section 6.1.3 of this Agreement.  If such offer to pledge or encumber shares of Common Stock is made to the Company and the Remaining Stockholders in accordance with this Section 6.3.2, the Free Transfer Period will commence on the earlier of (x) the date of receipt by the Transferee Stockholder of the last rejection of such request from Company and all of the Remaining Transferee Stockholders or (y) the thirtieth (30th) day after the date of  such request.  Any shares of Common Stock which are not pledged  or encumbered during the Free Transfer Period will again become  subject to all of the restrictions of this Agreement and may not  be subsequently transferred without compliance with the terms of  this Agreement.

6.4.          Nonrecognition of Certain Transfers; Additional Capital Stock.

6.4.1.       Agreement to be Bound.  The Company will not, nor be compelled to, recognize any transfer, or issue any certificate representing any shares of Common Stock to any person who does not qualify as a proper transferee under the terms and conditions of this Agreement, or who has not delivered to the Company a Transferee Stock Restriction Agreement substantially in the form of this Agreement.

6.4.2.       Transfer Not in Accord with this Agreement. The Company will not, nor be compelled to, recognize any transfer made other than in accordance with the terms of this Agreement and the similar agreements, if any, made with other stockholders of the Company as of the date hereof; and the Company will not, nor be compelled to, issue any certificate representing shares of Common Stock to any person who has received such shares of Common Stock in a transfer made other than in accordance with the terms of this Agreement or one of such similar agreements.

6.4.3.       Additional Capital Stock of the Company. The Company will not issue any shares of capital stock of the Company to any party in addition to the capital stock outstanding as of the date hereof, except:

(a)           shares of preferred stock for which the Company received consideration in money or money’s worth at least equal to the stated value or par value of such stock;

(b)           shares of common stock for which the Company received consideration in money or money’s worth at least equal to the per share net book value of the Common Stock issued and outstanding immediately prior to such issue and as to which the amount of such consideration credited to capital stock on the books of the Company with respect to each share does not exceed the stated value or par value so credited with respect to each share of Common Stock outstanding immediately prior to such issue; or

(c)           any class or series of capital stock issued by the Company to its directors, officers or employees pursuant to a plan adopted by the Company regardless of whether such plan is designed to meet requirements of the Internal Revenue Code of 1986, as amended.

6.5.          Necessary Documents.

If, under the terms of this Agreement, shares of Common Stock are purchased, the Transferee Stockholder or the Transferee Stockholder’s personal representative, whether or not properly qualified, will execute and deliver at the Closing all necessary documents that reasonably may be required to accomplish a complete transfer of such shares of Common Stock, and the Purchaser will execute and deliver to the Transferee Stockholder or the Transferee Stockholder’s personal representative a non-negotiable promissory note for any deferred portion of the purchase price (and interest thereon), and will agree to pledge the shares of Common Stock pursuant to a Stock Pledge and Escrow Agreement and, in connection therewith, will deliver to the Company’s legal counsel (or to such other person mutually agreed upon by the parties) certificates representing all of the shares of Common Stock actually purchased, with executed blank transfer powers attached, which certificates will be delivered to Purchaser upon final payment of the unpaid balance of the purchase price and all interest thereon.

6.6.          No Sale to Competitor. Notwithstanding any provision of this Agreement relating to sales of shares of Common Stock during a Free Transfer Period, in no event may any such sales be made during a Free Transfer Period to any Competitor.

7.                                      VOTING AND EMPLOYMENT MATTERS.

7.1.          Voting. The Transferee Stockholder agrees to vote his shares of Voting Stock acquired through one or more transfers from an Original Stockholder for (i) the persons nominated by such Original Stockholder for the position of director of the Company and (ii) the persons nominated for such position by the other Original Stockholder (or by the transferee(s) of such other Original Stockholder entitled to nominate persons for director pursuant to provisions comparable to Section 7.2 hereof contained in Transferee Agreements executed before, on or after the date hereof) .

7.2.          Nomination Rights. In the event of the death or permanent mental disability of an Original Stockholder, the holders of shares of Voting Stock which were owned by such Original Stockholder on the date of the Original Agreement shall make such nomination(s) for the position of director of the Company as would otherwise have been made by such Original Stockholder under the terms of the Original Agreement. If such holders cannot agree on the person(s) to be nominated, then the nominee(s) shall be the person(s) elected by the majority vote of such holders at a meeting convened upon ten (10) days written notice by any such holder. All such holders shall vote for the person(s) so nominated. In any such election by such holders for purposes of nominating person(s) to be director, each such holder shall have one vote in respect of each of his shares of Voting Stock and shall be entitled to cast his votes for or against each candidate in such election to determine nominees.

7.3.          Employment. The Transferee Stockholder acknowledges that, if the Transferee Stockholder is not, on the date hereof, an active employee in the management of the Company and desires to become one in order to meet the Employment Qualification at a later date, whether the Transferee Stockholder shall be hired, and in what position he shall be hired, will be determined by the Company’s management in conjunction with certain directors (not less than three (3)) designated for such purpose by the Transferee Stockholder’s Original Transferor pursuant to the terms of the Original Agreement. The compensation and promotion of the Transferee Stockholder, once hired, will be determined by the Compensation Committee of the Company’s Board of Directors in conjunction with such directors designated by the Transferee Stockholder’s Original Transferor pursuant to the terms of the Original Agreement.

8.                                      MISCELLANEOUS MATTERS

8.1.          Arbitration.

Any dispute between the Transferee Stockholder and the Company relating to matters addressed in this Agreement shall be decided by arbitration in Harrisburg, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, unless the Transferee Stockholder and the Company otherwise mutually agree in writing. The dispute shall be decided by a panel of three arbitrators with each of the Transferee Stockholder and the Company choosing one arbitrator and those two arbitrators selecting the third arbitrator. The decision and the award of damages or specific performance rendered by a majority of the arbitrators shall be final and binding and judgment may be entered upon it in any court having jurisdiction thereof. The arbitration shall be held as promptly as practicable after actual receipt of notice that the Transferee Stockholder or the Company has filed a notice for arbitration with the American Arbitration Association on such a date, and at such a place and time in Harrisburg, Pennsylvania, convenient to the Transferee Stockholder, the Company and the ; arbitrators, except that if the Transferee Stockholder and the Company cannot agree, the arbitrators shall decide such date, place and time. Notwithstanding the foregoing, in no event shall the date of the arbitration exceed sixty (60) days from the date the other Transferee Stockholder or the Company receives the notice for arbitration, unless the Transferee Stockholder and the Company mutually agree otherwise. The arbitrators shall make their decision promptly and any award of damages or specific performance shall be made, unless otherwise mutually agreed by the Transferee Stockholder and the Company in writing, not later than fifteen (15) days from the date of closing of the hearings or if oral hearings have been waived, from the date of transmitting the final statements and proofs to the arbitrators.

8.2.          Endorsement on Stock Certificates.

Each certificate representing any shares of Common Stock now held by the Transferee Stockholder or any shares of Common Stock hereafter held by the Transferee Stockholder will bear a legend in substantially the following form:

“THE TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A TRANSFEREE STOCK RESTRICTION AGREEMENT DATED                                         , 19    , A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE OFFICE OF THE COMPANY.”

8.3.          Covenant Not to Compete.

8.3.1.       During Employment. During the period in which the Transferee Stockholder is employed by Company, if any, the Transferee Stockholder will not directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of or be employed or otherwise be connected in any manner with any Competitor.

8.3.2.       After Termination of Employment or Sale of Stock. For a period of five (5) years following either (a) termination of the Transferee Stockholder’s employment by Company (unless the Transferee Stockholder has been Discharged Without Cause), or (b) an Offer by the Transferee Stockholder to sell all of his shares of Common Stock pursuant to this Agreement, the Transferee Stockholder will not undertake any Prohibited Action, and will not solicit or aid in the solicitation of any business from any Customer of Company, and will not disclose, or utilize on behalf of himself or any other person or business entity, any Trade Secret of Company.

8.3.3.       Modification for Enforceability. Should the foregoing covenants of this Section 8.3 be adjudged to any extent invalid by any competent tribunal, such covenant will be deemed modified to the extent necessary to make it enforceable.

8.4.          Specific Performance.

In the event of a breach or threatened breach of any of the provisions of this Agreement, the remedy at law would be inadequate and a party to this Agreement will be entitled to appropriate injunctive and other equitable relief, including without limitation, specific performance and such party will be entitled to recover the loss, costs and expenses (including reasonable attorneys’ fees and disbursements) which such party incurs in securing any relief at law or in equity.

8.5.          Liquidation of Corporation.

Notwithstanding any other provision of this Agreement, if, at any time, the Board of Directors of the Company adopts a resolution recommending the sale or exchange of all, or substantially all, of the Company’s assets to be followed by liquidation of the Company, or recommends that the Company be dissolved voluntarily, or if all of the stockholders of the Company have signed a written agreement consenting to such sale or dissolution, or if, at any time, an agreement is made for^the sale of ninety percent (90%) or more of the Company’s issued and outstanding capital stock, then with respect to any event thereafter occurring, all obligations to purchase any shares of Common Stock and all obligations of any Transferee Stockholder to sell any shares of Common Stock arising under the terms of this Agreement will be abated. If such recommended sale is consummated or such dissolution occurs, such obligations will terminate absolutely and such selling Transferee Stockholder will receive his pro rata share of the proceeds of such sale or dissolution. If such sale or dissolution is thereafter abandoned, all of the obligations of purchase and sale herein contained will be in full force and effect again. If, during the period of abatement, an event occurs which, but for the abatement, would have required or permitted an Offer or sale by a Transferee Stockholder pursuant to the provisions of this Agreement, all time periods with respect to such Offer and sale, and the responses required or permitted hereunder, shall be computed as if such event had occurred on the day after the proposed sale or dissolution was abandoned, but all determinations of price shall be made as if the Offer or sale had been made at the time it would have been made had there been no abatement.

8.6.          Transferee Stockholder Wills.

Each Transferee Stockholder agrees to include in his will a direction and authorization to his executor to comply with the provisions of this Agreement and to sell all of his shares of Common Stock in accordance with this Agreement; provided, however, that the failure of any Transferee Stockholder so to direct his executor shall not affect the validity or enforceability of this Agreement.

8.7.          Notices.

Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein will be given in writing by registered or certified mail, return receipt requested, which will be addressed, in the case of the Company, to its principal office and in the case of the Transferee Stockholder to his addresses appearing on the records of the Company, or to such other address as may be designated by the Transferee Stockholder in writing to the Company and the other stockholders.

8.8.          Time Periods.

In computing the number of days for any purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. A holiday for purposes of this Agreement shall mean those days on which banks in the Commonwealth of Pennsylvania may, or are obligated to, remain closed.

8.9.          Successors and Assigns.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all future stockholders of the Company, whether they become such by transfer pursuant to or contrary to the terms of this Agreement or similar agreements, if any, with other stockholders of the Company, and all of their respective heirs, legatees, personal representatives, successors and assigns.

8.10.        Titles Not to Affect Interpretation.

The headings of sections and paragraphs in this Agreement are inserted for convenience of reference only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

8.11.        Gender, etc.

References to the masculine gender in this Agreement shall mean the masculine or feminine where applicable and singular references shall be deemed to include the plural where applicable.

8.12.        Invalid Provision.

The invalidity or unenforceability of any provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed as if such invalid or unenforceable provisions were omitted.

8.13.        Governing Law.

This Agreement will be governed by the laws of the Commonwealth of Pennsylvania.

8.14.        Subordination.

The Transferee Stockholder agrees that the obligation of the Company hereunder is and shall be subordinate to any long term financial arrangement to which the Company is now,

or in the future may be, a party, and the Transferee Stockholder agrees to take such action as the Company shall reasonable request to implement this subordination agreement.

8.15.        Modification.

This Agreement contains the entire agreement between the parties relating to the restrictions on the transfer of any shares of Common Stock and may be modified only by a writing signed by the Company and each Transferee Stockholder, and by all Remaining Stockholders if those provisions of this Agreement which confer rights or obligations on the Remaining Transferee Stockholders are modified by such amendment.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer and its corporate seal affixed hereto, and the Transferee Stockholder has signed this Agreement as of the date first above written.

Attest:	NEW ENTERPRISE STONE & LIME CO., INC.

By:
Secretary	Title:
[Corporate Seal]

Witness:

Transferee Stockholder:

The undersigned stockholders of Company other than the Transferee Stockholder has executed this Agreement to acknowledge that they have the rights and obligations specifically conferred by this Agreement.